SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

THE COOPER COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

February 1, 2019

Dear Stockholder:

You are cordially invited to join us at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of The Cooper Companies, Inc., which will be held at 8:00 a.m. (PDT) on March 18, 2019 at the offices of The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California. At the Annual Meeting we will ask our stockholders to vote on the proposals detailed in our Proxy Statement and related materials.

We will be providing access to our proxy materials electronically under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, beginning on or about February 6, 2019, we are mailing a Notice of Internet Availability of Proxy Materials to many of our stockholders instead of a paper copy of this Proxy Statement and our 2018 Annual Report on Form 10-K (the “Annual Report”). This approach conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting.

The Notice contains instructions on how to access our materials through the internet and also contains instructions on how to receive a paper copy of our proxy materials, including this Proxy Statement, our 2018 Annual Report, and a form of proxy card or voting instruction card. All stockholders who do not receive a Notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy by following the instructions on the proxy card or voting instruction card. Voting may be done over the internet, by telephone, or by mail (if you received paper copies of the proxy materials). Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

We look forward to seeing you at the Annual Meeting.

Sincerely,

A. Thomas Bender

Chairman of the Board of Directors

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Monday, March 18, 2019

Meeting Time:	8:00 a.m. (PDT)

Location:	The Cooper Companies, Inc. 6140 Stoneridge Mall Road, Suite 590 Pleasanton, California

Admission:	All stockholders are cordially invited to attend the Annual Meeting in person.

Agenda:

1.  Elect the nine directors named in the Proxy Statement;

2.  Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2019;

3.  Approve the 2019 Employee Stock Purchase Plan;

4.  Hold an advisory vote on the compensation of our Named Executive Officers; and

5.  Transact any other business that may properly come before the meeting.

Stockholders of record at the close of business on Tuesday, January 22, 2019, or their legal proxy holders, will be entitled to vote at the Annual Meeting.

On or about February 6, 2019, we will mail either (1) a Notice of Internet Availability of Proxy Materials (the “Notice”) or (2) a copy of this Proxy Statement and our Annual Report for the fiscal year ended October 31, 2018. The Notice will also contain instructions on how to request a paper copy of our proxy materials.

You may vote by following the instructions on the Notice or by using the proxy card accompanying the paper copy of materials. If phone or internet voting is available to you, instructions will be included on your proxy card.

YOUR VOTE IS IMPORTANT TO US. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded. We look forward to your participation.

By Order of the Board of Directors

Randal L. Golden, Esq.

Secretary

Dated: February 1, 2019

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

Our 2019 Annual Meeting will be held at 8:00 a.m. (PDT) on March 18, 2019 at the offices of The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California.

This Proxy Statement was provided to all stockholders of record at Tuesday, January 22, 2019 and is presented on our behalf by order of the Board of Directors. It contains information about our Company and the proposals to be presented at the Annual Meeting. We have also furnished our 2018 Annual Report to all stockholders of record. The Annual Report contains our financial statements for the fiscal year ended October 31, 2018 and other useful information, but it is not part of the materials for the solicitation of proxies.

Proposals

No.		Board Recommendation	Page
1	ELECTION OF NINE DIRECTORS IDENTIFIED BELOW	FOR each director	53
2	RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR	59
3	APPROVAL OF THE 2019 EMPLOYEE STOCK PURCHASE PLAN	FOR	60
4	ADVISORY VOTE ON EXECUTIVE COMPENSATION	FOR	65

We are not aware of any other business to be brought before the meeting. If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

Other Company Information

•	Corporate Governance – page 9
•	Compensation Discussion & Analysis – page 20
•	Executive Compensation Tables – page 37
•	Director Compensation – page 50

You may also find useful information about the Company on our website at http://www.coopercos.com. Information contained on our website is not, and should not be considered, a part of this Proxy Statement or any other filing or report filed with or furnished to with the Securities and Exchange Commission (the “SEC”).

Voting Information

Your vote is important to us. Regardless of whether you plan to attend the meeting, we encourage you to read this Proxy Statement and the accompanying materials and to vote your shares as soon as possible to ensure that your vote is recorded. We look forward to your participation.

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Who is entitled to vote at the Annual Meeting?

Our Record Date for the Annual Meeting is January 22, 2019. All stockholders who owned our stock at the close of business on the Record Date are entitled to receive proxy materials and to vote at the Annual Meeting and any continuations, adjournments or postponements thereof.

As of the Record Date, there were 49,339,170 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each outstanding share of our common stock is entitled to one vote at the Annual Meeting. You have one vote per share that you owned at the close of business on the Record Date.

How do I vote my shares?

You can vote your shares in person at the Annual Meeting or vote by proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder you may vote your shares by following the instructions on the Notice, or by completing, dating, and signing the proxy card included with this Proxy Statement and promptly returning it in the pre-addressed, postage paid envelope provided to you. If phone or internet voting is available to you, instructions are included in the Notice or on your proxy card.

If you hold your shares of common stock in “street name,” which means your shares are held of record by a broker, bank, or other nominee, you will receive the proxy materials from your broker, bank, or other nominee with instructions on how to vote your shares. Your broker, bank, or other nominee may allow you to deliver your voting instructions by phone or through the internet. If you wish to vote your shares in person you may do so by attending the Annual Meeting and requesting a ballot.

What happens if I vote my shares by proxy?

When you return a completed proxy card, or vote your shares by telephone or internet, you authorize our officers listed on the proxy card to vote your shares on your behalf as you direct.

If you sign and return a proxy card, but do not provide instructions on how to vote your shares, the designated officers will vote on your behalf as recommended by the Board:

•	Shares will be voted FOR each of the individuals nominated to serve as directors;
•	Shares will be voted FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2019;
•	Shares will be voted FOR the approval of the 2019 Employee Stock Purchase Plan; and
•	Shares will be voted FOR the compensation of our Named Executive Officers as described in this Proxy Statement.

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Can I change or revoke my vote after I return my proxy card or voting instructions?

If you choose to vote your shares by proxy, you may revoke or change your vote at any time prior to the casting of votes at the Annual Meeting. To revoke or change your vote, you may take any of the following actions:

1.	Execute and submit a new proxy card;
2.	Submit new voting instructions through telephonic or internet voting, if available to you;
3.	Notify Randal L. Golden, Secretary of the Company, in writing that you wish to revoke your proxy; or
4.	Vote your shares in person at the Annual Meeting.

Attending the Annual Meeting in person will not automatically revoke your proxy.

How many votes must be present to hold the Annual Meeting?

In order to conduct business and have a valid vote at the Annual Meeting a quorum must be present in person or represented by proxies. A quorum is defined as a majority of the shares outstanding on the Record Date and entitled to vote. In accordance with Delaware law and our Bylaws, broker “non-votes” and proxies reflecting abstentions will be considered present and entitled to vote for purposes of determining whether a quorum is present.

What are broker “non-votes”?

Broker “non-votes” occur when a broker is not permitted to vote on behalf of shares it holds for a beneficial owner and the beneficial owner does not provide voting instructions. Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. Under those rules, the broker must follow the instructions of the beneficial owner. If instructions are not provided, NYSE rules determine whether the broker may vote the shares based on its own judgment or if it is required to withhold its vote. This determination depends on the proposal being voted on. For the proposals to be presented at the Annual Meeting, broker discretionary voting is only permitted for the ratification of our independent registered public accounting firm.

Other Q&A

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

The SEC permits us to provide our proxy materials electronically if you have not previously requested to receive only printed materials on an ongoing basis. Accordingly, on or about February 6, 2019, we mailed a Notice of Internet Availability of Proxy Materials (“the Notice”). The Notice includes instructions on how to access the proxy materials over the internet or to request a printed copy.

The Notice was sent to our stockholders of record at January 22, 2019. All stockholders receiving the Notice have the ability to access the proxy materials electronically through the website referred to in the Notice, and they also have the option to request a printed set of the proxy materials. We encourage stockholders to take advantage of the availability of proxy materials on the internet.

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Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote.

Who pays for the proxy solicitation and how will the Company solicit votes?

We pay all costs associated with the solicitation of proxies, including any costs incurred by brokers and other fiduciaries to forward proxy solicitation materials to beneficial owners.

We may solicit proxies in person or by mail, telephone, facsimile, or e-mail. Proxies may be solicited on our behalf by any of our directors, officers, or employees. Additionally, we have retained the firm of D.F. King & Co., Inc. to assist with the solicitation of proxies and will pay a fee of $16,500 for this service, plus reasonable costs and expenses.

How can I communicate with the Board of Directors?

Any interested party can contact our Board to provide comments, to report concerns, or to ask a question, at the following address:

Randal L. Golden

Vice President, Secretary & General Counsel

The Cooper Companies, Inc.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. You may also communicate online with our Board of Directors as a group through our website. Please refer to our website at http://www.coopercos.com for any changes in this process.

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Stockholder Proposals and Nominations for Director

SEC rules and our Bylaws permit stockholders to nominate directors for election and to propose other business to be considered by stockholders at the Annual Meeting under various mechanisms.

To be considered at the 2020 Annual Meeting, director nominations or other proposals must be submitted in writing to:

Randal L. Golden, Secretary

The Cooper Companies, Inc.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

Proposals to be Presented Under Rule 14a-8 and Director Nominations under Bylaw Article II, Section 16 (“Proxy Access”):	No later than October 9, 2019.

Proposals and Director Nominations Submitted Under Other Bylaw Provisions:	No earlier than November 18, 2019 and no later than December 18, 2019.

In the event that we set the date for the 2020 Annual Meeting more than 30 days before or more than 70 days after March 18, 2020, submissions may be made no earlier than the close of business on the 120th day prior to the announced meeting date and no later than the close of business on the later of the 90th day prior to the announced meeting date and the 10th day following our first public disclosure of the date of the meeting.

The Corporate Governance and Nominating Committee will consider director nominees suggested by stockholders on the same terms as nominees selected by the Committee. See page 9 for information about the Committee’s criteria for director nominations.

The person recommending the nominee must be a stockholder entitled to vote at the 2020 Annual Meeting. To be considered, recommendations must include:

(1)	the nominee’s written consent to being named in the Proxy Statement and to serve as a director if elected;
(2)	the name and address of the stockholder submitting the recommendation or the beneficial owner on whose behalf the proposed candidate is being suggested for nomination;
(3)	a statement of the proposed nominee’s qualifications to serve as director; and
(4)	the class and number of our shares owned by the stockholder or beneficial owner submitting the recommendation.

If we increase the number of directors to be elected at the 2020 Annual Meeting with less than 100 days’ notice prior to March 18, 2020, stating the size of the increase and naming all the nominees for director, then stockholder nominations for directors will be considered if the proposal is delivered to our Secretary at our principal offices no later than 10 days after we make a public announcement of the increased board size. This only applies to nominations for positions created by the increase and does not apply to nominations for current positions.

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OWNERSHIP OF THE COMPANY

Principal Securityholders

The following table contains information regarding all individuals or groups who have advised us that they own more than five percent (5%) of the outstanding shares of our common stock. Information is presented as of January 22, 2019.

Name & Address of Beneficial Owner	Aggregate Number of Shares Beneficially Held	Percentage of Shares
T. Rowe Price Associates, Inc. (1) 100 E. Pratt Street Baltimore, MD 21202	5,636,279	11.5%
Vanguard Group, Inc. (2) 100 Vanguard Blvd. Malvern, PA 19355	5,122,120	10.48%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10022	3,616,339	7.4%
Massachusetts Financial Services Company (4) 111 Huntington Avenue Boston, MA 02199	2,662,207	5.4%
Generation Investment Management LLP (5) 20 Air Street, 7th Floor London, United Kingdom W1B 5AN	2,535,141	5.2%
State Street Corporation (6) One Lincoln Street Boston, Massachusetts 02111	2,507,949	5.12%

(1)

Based on information disclosed in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on January 10, 2018. According to this Schedule 13G/A, T. Rowe Price Associates beneficially owns and has the sole power to dispose of or direct the disposition of all 5,636,279 of these shares and has the sole power to vote or to direct the vote of 1,689,033 of these shares.

(2)

Based on information disclosed in a Schedule 13G/A filed by The Vanguard Group, Inc. on February 9, 2018. According to this Schedule 13G/A, The Vanguard Group beneficially owns and has the sole power to dispose of or direct the disposition of 5,044,983 of these shares and has the shared power to dispose of or direct the disposition of 77,137 of these shares; and has the sole power to vote or to direct the vote of 69,724 of these shares and has shared power to vote 10,530 of these shares.

(3)

Based on information disclosed in a Schedule 13G/A filed by BlackRock, Inc. on February 8, 2018. According to this Schedule 13G/A, BlackRock, Inc., directly and through its subsidiaries, beneficially owns, and has the sole power to dispose of or direct the disposition of all 3,616,339 of these shares and has the sole power to vote or direct the vote of 3,177,089 of these shares.

(4)

Based on information disclosed in a Schedule 13G/A filed by Massachusetts Financial Services Company (“MFS”) on February 9, 2018. MFS beneficially owns and has the sole power to dispose of or direct the disposition of all 2,662,207 of these shares and the sole power to vote or direct the vote of 2,459,886 of these shares.

(5)

Based on information disclosed in a Schedule 13G filed by Generation Investment Management LLP (“GIM”) on April 16, 2018. Generation Investment Management LLP beneficially owns and has the sole power to dispose of or direct the disposition of 19,433 of these shares and has the shared

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power to dispose of or direct the disposition of 2,515,708 of these shares; and has the sole power to vote or to direct the vote of 19,433 of these shares and has shared power to vote 2,515,708 of these shares. According to this Schedule 13G, Generation Investment Management US LLP, a wholly owned subsidiary of GIM, has the shared power to dispose of or direct the disposition of and the shared power to vote or direct the vote of 1,190,689 of these shares; Generation IM Fund PLC, a wholly owned subsidiary of GIM, has the shared power to dispose of or direct the disposition of and the shared power to vote or direct the vote of 750,249 of these shares; and Generation IM Global Equity Fund, LLC a wholly owned subsidiary of GIM, has the shared power to dispose of or direct the disposition of and the shared power to vote or direct the vote of 624,317 of these shares.
(6)

Based on information disclosed in a Schedule 13G filed by State Street Corporation on February 14, 2018. State Street Corporation has the shared power to dispose of or direct the disposition of and to vote or direct the voting of all 2,507,949 of these shares.

Securities Held by Insiders

The following table contains information regarding ownership of our common stock by each of our directors, the executives named in the Summary Compensation Table, and all of the current directors and executive officers as a group. The figures in this table represent sole voting and investment power except where otherwise indicated.

	Common Stock Beneficially Owned as of January 22, 2019
Name of Beneficial Owner	Number of Shares		Percentage of Shares
Brian G. Andrews	11,686	(1)	*
Robert D. Auerbach, M.D.	9,125	(2)	*
A. Thomas Bender	33,087	(3)	*
Colleen E. Jay	4,987	(4)	*
Michael H. Kalkstein	36,062	(5)	*
Carol R. Kaufman	90,875	(6)	*
William A. Kozy	5,257	(7)	*
Jody S. Lindell	55,838	(8)	*
Daniel G. McBride	97,871	(9)	*
Gary S. Petersmeyer	8,169	(10)	*
Allan E. Rubenstein, M.D.	4,584		*
Holly R. Sheffield	-		*
Robert S. Weiss	312,491	(11)	*
Albert G. White III	102,906	(12)	*
Stanley Zinberg, M.D.	30,619	(13)	*
All current directors and executive officers as a group (17 persons)	833,833		1.7%
*	Less than 1% ownership.

(1)	Includes 8,379 shares which Mr. Andrews could acquire upon the exercise of currently exercisable stock options.
(2)	Includes 5,326 shares which Dr. Auerbach could acquire upon the exercise of currently exercisable stock options.
(3)	Includes 14,950 shares which Mr. Bender could acquire upon the exercise of currently exercisable stock options.
(4)	Includes 1,766 shares which Ms. Jay could acquire upon the exercise of currently exercisable stock options.
(5)

Includes 26,591 shares which Mr. Kalkstein could acquire upon the exercise of currently exercisable stock options; all of these exercisable options are held by an estate planning trust in which Mr. Kalkstein maintains 50% or greater control.

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(6)	Includes 44,977 shares which Ms. Kaufman could acquire upon the exercise of currently exercisable stock options.
(7)	Includes 1,766 shares which Mr. Kozy could acquire upon the exercise of currently exercisable stock options.
(8)

Includes 34,091 shares which Ms. Lindell could acquire upon the exercise of currently available stock options; all of Ms. Lindell’s exercisable options are held by estate planning trusts in which Ms. Lindell maintains 50% or greater control.

(9)	Includes 66,627 shares which Mr. McBride could acquire upon the exercise of currently exercisable stock options.
(10)

Includes 5,864 shares which Mr. Petersmeyer could acquire upon the exercise of currently available stock options; all of these exercisable options are held by an estate planning trust in which Mr. Petersmeyer maintains 50% or greater control.

(11)	Includes 166,871 shares which Mr. Weiss could acquire upon the exercise of currently exercisable stock options.
(12)	Includes 65,467 shares which Mr. White could acquire upon the exercise of currently exercisable stock options.
(13)

Includes 20,091 shares which Dr. Zinberg could acquire upon the exercise of currently exercisable stock options; all of Dr. Zinberg’s exercisable options are held by estate planning trusts in which Dr. Zinberg maintains 50% or greater control.

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CORPORATE GOVERNANCE

About Our Board of Directors

Board Facts:
❖ Board size: 9 directors	❖ All directors are elected annually
• 7 independent directors	❖ Majority vote required for election
• 2 women
• Separate Lead Director & Chairman

Our Board of Directors has nine members, each of whom stands for election annually. All of our directors, except Messrs. Weiss and White, have been determined by the Board to be independent. In making this determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth by the NYSE and the SEC, and that each has no relationship to the Company, either directly or indirectly, other than as a stockholder of the Company or through their service on the Board. The Board and its committees conduct regular self-evaluations and review director independence and committee composition to ensure continued compliance with regulations.

Directors who are not also employees, or Non-Employee Directors, are compensated for their services as described in the section headed Director Compensation on page 50. Mr. White serves as our Chief Executive Officer and receives no additional compensation for his service on the Board. Mr. Weiss was compensated as an employee through December 2018 and is considered a Non-Employee Director as of January 1, 2019. Compensation for both Messrs. Weiss and White is discussed in more detail in our Compensation Discussion & Analysis and executive compensation disclosures starting on page 37.

Under our Corporate Governance Principles, directors are not permitted to serve on the boards of more than two other public companies while they serve on our Board. We do not limit service on private company boards of directors or with non-profit organizations.

Identification of Candidates

The Corporate Governance and Nominating Committee is responsible for identification and selection of qualified candidates for nomination to the Board. The Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes.

To be nominated for election, an individual must:

(i)	meet the objective independence requirements set forth by the SEC and NYSE (other than executive nominees);
(ii)	exhibit strong personal integrity, character, and ethics and a commitment to ethical business and accounting practices;
(iii)	not serve on more than two other public company boards;
(iv)	not be involved in on-going litigation with us or be employed by an entity which is engaged in such litigation; and
(v)	not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

The Corporate Governance and Nominating Committee does not currently maintain a separate diversity policy regarding nominees for director. Instead the Committee relies on diversity as one of many factors in the consideration of director nominees who meet these stated criteria. The Corporate Governance and Nominating

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Committee will consider suggestions from stockholders for nominees for election as directors at our Annual Meetings on the same terms as nominees selected by the Committee. Stockholder suggestions must be received on a timely basis and meet the criteria set forth in the information on Stockholder Proposals and Nominations for Director on page 5.

As of the date of this Proxy Statement, no stockholder suggestions for director nominees have been received by the Corporate Governance and Nominating Committee. Except as set forth above, the Corporate Governance and Nominating Committee does not currently have a formal process for identifying and evaluating nominees for directors, including nominees recommended by stockholders.

Board Leadership Structure

We maintain separate positions for the Chairman and Chief Executive Officer (CEO). We also maintain an independent Lead Director position, which is currently held by Dr. Allan E. Rubenstein.

We feel this division provides a balance between the independence of our directors and the experience of our officers. Our current Chairman has significant business experience with the Company, but has also been affirmatively determined to be independent by our Board. We feel that maintaining an independent Chair provides for strong, knowledgeable leadership of the Board separate from the CEO position’s immediate, day-to-day involvement with the Company.

Board Committees

The Board currently maintains three standing committees as described below. Committee membership is determined by the Board and reviewed regularly. As required by the SEC and NYSE, all members of our Audit Committee, Corporate Governance and Nominating Committee, and Organization and Compensation Committee are independent directors. At the Board’s discretion, other committees may include directors who have not been determined to be independent.

	Audit	Corporate Governance & Nominating		Organization & Compensation
A. Thomas Bender (Chairman)
Allan E. Rubenstein, M.D. (Lead Director)			❖
Colleen E. Jay		◆		◆
Michael H. Kalkstein	◆		◆		❖
William A. Kozy	◆	◆
Jody S. Lindell	❖				◆
Gary S. Petersmeyer	◆			◆
Robert S. Weiss
Albert G. White III
Stanley Zinberg, M.D.		◆

❖	- Committee Chair

Each committee maintains a written charter detailing its authority and responsibilities. These charters are updated periodically as legislative and regulatory developments and business circumstances warrant. The committee charters are available in their entirety on our website at http://www.coopercos.com.

The Audit Committee provides advice with respect to our financial matters and assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of our financial statements, (ii) our compliance

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with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) the qualifications, independence, and performance of the independent registered public accounting firm serving as auditors of the Company, (v) retention and engagement of the independent registered public accounting firm, and (vi) the performance of the Company’s Internal Audit function and internal controls. The Audit Committee advises and makes recommendations to the Board regarding our financial, investment, and accounting procedures and practices.

The Organization and Compensation Committee reviews and approves all aspects of the compensation paid to our Chief Executive Officer and all executives identified by the Organization and Compensation Committee as officers under Section 16(a) of the Exchange Act. The Organization and Compensation Committee also approves all compensation for employees whose total combined annual base salary plus target non-equity incentive bonus is $750,000 or greater, regardless of whether they have been designated as officers under Section 16(a). Members of the Organization and Compensation Committee are not eligible to participate in any of our executive compensation programs.

The Organization and Compensation Committee also approves the composition of our peer group for comparative compensation review, approves all awards under our equity and non-equity incentive bonus plans, and has approval authority for all agreements providing for the payment of benefits following a change in control of the Company, severance following a termination of employment, or any other special arrangement with the executive officers or employees which would affect their compensation. The Organization and Compensation Committee also oversees succession planning, diversity & inclusion, and management development programs designed to strengthen our internal pool of candidates for executive level positions and promote mentoring of senior level employees.

The Corporate Governance and Nominating Committee develops, implements, and maintains the corporate governance standards by which we conduct business, and advises and makes recommendations to the Board concerning our primary governance policies. The Corporate Governance and Nominating Committee meets with the Chief Executive Officer and senior corporate staff as it deems appropriate to fulfill its obligations with regard to our corporate governance standards. The Corporate Governance and Nominating Committee also performs the functions described under Identification of Candidates on page 9.

Meetings

The Board and its committees met as follows during our most recent fiscal year:

Number of Meetings
Board of Directors	12
Audit Committee	8
Organization & Compensation Committee	8
Corporate Governance & Nominating Committee	3

The Non-Employee Directors hold executive sessions in connection with regular meetings of the Board and more often as they deem appropriate. Either Mr. Bender, as Chair, or Dr. Rubenstein, as Lead Director, presides over executive sessions.

During the 2018 fiscal year, each director attended at least 90% of the board meetings and meetings of committees on which the director served. Currently we do not maintain a formal policy regarding director attendance at the Annual Meeting.

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Corporate Governance Policies

We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our policies and procedures in light of such developments. We seek to comply with the rules and regulations promulgated by the SEC and the NYSE and implement other corporate governance practices we believe are in the best interest of the Company and its stockholders. In keeping with this commitment, our corporate Bylaws include a majority voting standard for the election of our directors and we maintain various corporate policies that reflect our dedication to good governance. Additionally, we allowed our stockholder rights plan to expire by its terms at the end of the 2017 fiscal year and we have recently adopted amendments to our Bylaws to include proxy access provisions. We believe that the policies currently in place enhance our stockholders’ interests.

Corporate Governance Principles

The Board has approved a set of Corporate Governance Principles for the Company. The Principles are available in their entirety on our website at http://www.coopercos.com. The Principles set out our standards for director qualifications, director responsibilities, Board committees, director access to officers and employees, director orientation and continuing education, and performance evaluations of the Chief Executive Officer and of the Board and its committees.

The Principles also address compensation and stock ownership requirements for our Non-Employee Directors. These topics are discussed in more detail in the section on Director Compensation starting on page 50.

Ethics and Business Conduct Policy

We have adopted an Ethics and Business Conduct Policy, or Ethics Policy, which is available in its entirety on our website at http://www.coopercos.com. All our employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Ethics Policy in discharging their work-related responsibilities. Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Policy.

The Ethics Policy includes provisions relating to: (i) conflicts of interest, (ii) the protection and proper use of Company assets, (iii) relationships with customers, suppliers, competitors and associates, (iv) government relations and anti-corruption regulations, and (v) compliance with laws and regulations, including laws and regulations relating to insider trading, equal employment opportunity, harassment, health and safety.

The Ethics Policy is translated into multiple languages to facilitate readability and all employees receive a copy of the Ethics Policy both at their date of hire and annually. The Ethics Policy is also posted on our internal web pages for ease of access.

Amendments to the Ethics Policy and any waivers from the Ethics Policy granted to directors or executive officers will be made available through our website. As of the date of this proxy statement, no waivers or requests have been requested or granted.

Stock Trading Policy: Hedging & Pledging

We have implemented a Stock Trading Policy that applies to our senior executives, including our Named Executive Officers, and all members of the Board of Directors. Under this Policy, trading in Company securities is prohibited except during specifically designated windows. Additionally, executives and members of the Board are prohibited from engaging in various trading practices which would suggest speculation in our securities, including short sales, puts, calls, forward sales, equity swaps, or other hedging transactions. Our policy does permit executives and members of the Board to pledge securities as collateral, but only upon prior notice to, and approval from, the Company.

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Procedures for Handling Accounting Complaints

The Audit Committee has established procedures for receipt and handling of potential complaints we may receive regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. In furtherance of this goal, we have established a confidential reporting system managed by an independent third-party vendor through which employees may report concerns about our business practices. The reporting system provides both a telephone hotline and online reporting options in multiple languages.

Board of Directors’ Role in Risk Oversight

Our Board of Directors recognizes the importance of appropriate oversight of potential business risks in running a successful operation and meeting its fiduciary obligations to our business and our stockholders. While our management team has responsibility for the day-to-day assessment and management of potential business risks, the Board maintains responsibility for creating an appropriate culture of risk management and setting the proper “tone at the top.” In this function, the Board, directly and through its committees, takes an active role in overseeing our aggregate risk potential and in assisting management with addressing specific risks, including competitive, legal, regulatory, operational, and financial risks. Each committee of the Board regularly reviews risks related to its area of focus as follows:

•	The Audit Committee reviews potential risks within our financial operations, information technology systems, and internal controls;
•	The Corporate Governance and Nominating Committee reviews potential risks in relation to general governance and compliance matters; and
•

The Organization and Compensation Committee reviews risks associated with retention of key executives, how our compensation practices influence executive risk taking, and matters of succession planning.

Each committee reports regularly to the Board on these topics and contributes to the overall Board review of potential business risks.

The Board believes that its current leadership structure and majority independent membership facilitate risk oversight by combining experienced leadership with independent direction from the Board and committees. Our CEO’s day to day involvement with operations allows him to promptly identify and raise key business risks to the Board and our Chairman’s history with the Company provides the Board with an independent voice who can also provide insight into management decisions and market dynamics based on our specific business operations. The Board believes that the balance between our Chairman, CEO, Lead Director, and the independent committees of the Board enhances our risk oversight process and appropriately limits levels of risk within our enterprise.

Additionally, we maintain an internal Risk Committee, composed of members of senior management, which is responsible for the review of our potential and identified business risks. The Risk Committee provides reports to the Board of Directors, and the Board feels that making senior management directly responsible for monitoring risk and compliance issues ensures management dedication to the identification of potential business risks. It also enhances the “tone at the top” message of the importance of risk oversight, governance, and compliance within the Company.

Risk and Executive Compensation

Our Organization and Compensation Committee reviews and assesses the possible risks related to our executive compensation programs. Based on this assessment, the Organization and Compensation Committee has

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concluded that the structure of our compensation program does not create unreasonable risk or the likelihood of a material adverse impact on the Company. In making this determination, the Organization and Compensation Committee considered possible compensation-based risks and means by which potential risks may be mitigated, including through the operation of our internal control structure and the Committee’s oversight. The Organization and Compensation Committee also considered the structure of our compensation plans, including the use of a combination of short- and long-term compensation programs, equity ownership guidelines for our senior executives, capped bonus targets under short-term incentive plans, and clawback provisions for short-term bonus awards.

Management Succession Planning

At least annually, and more often as deemed appropriate, the Organization and Compensation Committee meets with management to discuss succession plans for our executive management, including our CEO. Succession plans are designed to allow for an orderly transition of the top executive posts either in the ordinary course of business or in response to emergency situations. Management develops and presents plans for identification, mentoring, and continuing development of potential internal candidates for executive leadership positions. The Committee provides oversight, input, and recommendations with regard to the criteria to be used for identification of potential candidates for succession to leadership positions. The Committee also meets with individual members of management occasionally throughout the year to assess leadership development within the executive team.

Related Party Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants. The Company’s legal and governance staff is primarily responsible for monitoring and obtaining information from the directors and executive officers with respect to related party transactions and for then determining, based on the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction.

KPMG LLP, as our independent registered public accounting firm, reviews our controls around the identification and reporting of related party transactions as required by current accounting standards.

The Corporate Governance and Nominating Committee of our Board reviews and approves or ratifies all transactions between the Company and related parties that are required to be disclosed under SEC rules, and we disclose such transactions in our Proxy Statement.

We have determined that there were no material related party transactions during the 2018 fiscal year.

Compensation Committee Interlocks and Insider Participation

During the 2018 fiscal year, all of the members of the Organization and Compensation Committee were independent directors, no member was an employee or former employee of the Company, and no Committee member had any relationship requiring disclosure as a related party transaction. Also, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Organization and Compensation Committee.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and anyone owning more than ten percent of a registered class of our equity securities to file reports with the SEC detailing their ownership and any changes in ownership. SEC regulations also require these persons to provide us with a copy of all reports filed.

Based solely on our review of the copies of reports and related amendments we have received, we believe that during and with respect to the 2018 fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent owners were met.

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REPORT OF THE AUDIT COMMITTEE

Our Audit Committee currently has four members: Jody S. Lindell (Chair), Michael H. Kalkstein, William A. Kozy, and Gary S. Petersmeyer. Our Board has determined that all members of the Audit Committee are independent directors and are financially literate as required by the NYSE. Our Board has also determined that Ms. Lindell meets the qualifications of an audit committee financial expert as defined by the SEC.

The Audit Committee operates under a written charter adopted by the Board in December 2003 and most recently amended in March 2017. The Audit Committee’s charter is available in its entirety on our website at http://www.coopercos.com.

The Audit Committee’s primary duties and responsibilities relate to:

•	The reliability and integrity of our accounting policies and financial reporting and financial disclosure practices;
•	Establishment and maintenance of processes by management to assure that an adequate and effective system of internal controls exists within the Company; and
•	Engagement, retention, and termination of our independent registered public accounting firm.

The Audit Committee provides advice with respect to our financial matters and assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) the qualifications, independence and performance of KPMG LLP (“KPMG”), in its role as our independent registered public accounting firm, (v) retention and engagement of KPMG, and (vi) the performance of our internal audit function and review of our internal controls.

Management is responsible for the Company’s internal controls and the financial reporting process. The Committee has engaged Ernst & Young LLP (“EY”) to assist in the assessment of the Company’s internal controls over financial reporting and to provide internal audit services. Such services provided by EY are jointly directed by management and the Audit Committee.

KPMG, as the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report on the audit process. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG regarding the fair and complete presentation of the Company’s financial results.

The Audit Committee held 8 meetings during the 2018 fiscal year, including regular meetings in conjunction with the close of each fiscal quarter, during which the Audit Committee reviewed and discussed the Company’s financial statements with management and KPMG. These Audit Committee meetings routinely include executive sessions of the committee, as well as private sessions with each of KPMG, Internal Audit, EY, and management.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended October 31, 2018 with management and KPMG, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles (GAAP). The Audit Committee discussed with KPMG the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 “Communication with Audit Committees.”

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The Audit Committee also reviewed and discussed with KPMG, Internal Audit, EY, and management the processes and procedures associated with our assessment of internal controls over financial reporting, including management’s assessment of such controls.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by KPMG. Under its charter, the Audit Committee must approve all engagements in advance. All engagements with estimated fees above $150,000 require consideration and approval by the full Audit Committee. The Chair of the Audit Committee has the authority to approve on behalf of the full Audit Committee all engagements with fees estimated to be below $150,000. Management recommendations are considered in connection with such engagements, but management has no authority to approve engagements.

In the 2018 fiscal year, the Audit Committee received both the written disclosures and the letter from KPMG that are mandated by applicable requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed KPMG’s independence from the Company with the lead engagement partner. The Audit Committee or its Chair approved all audit services provided by KPMG for the fiscal year ended October 31, 2018. The total fees paid or payable to KPMG for the last two fiscal years are as follows:

Fiscal Year Ended
	October 31, 2018	October 31, 2017
Audit Fees	$5,304,315	$4,539,800
Audit Related Fees	$-0-	$-0-
Tax Fees	$-0-	$-0-
All Other Fees	$-0-	$-0-

Based on the Audit Committee’s discussions with KPMG, Internal Audit, EY, and management, the Audit Committee’s review of the representations of management, the certifications of the Chief Executive Officer and Chief Financial Officer, and the written disclosures and the letter from KPMG to the Audit Committee, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2018 for filing with the SEC.

THE AUDIT COMMITTEE

Jody S. Lindell (Chair)

Michael H. Kalkstein

William A. Kozy

Gary S. Petersmeyer

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EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding our current executive officers and other senior employees named in this Proxy Statement who are not also directors. The individuals listed below served in the positions set forth as of the date the Notice was mailed.

DANIEL G. MCBRIDE	Age: 54
Executive Vice President & Chief Operating Officer / President, CooperVision, Inc.

Mr. McBride has served as Executive Vice President and Chief Operating Officer since November 2013 and as the President of CooperVision, our contact lens subsidiary since February 2014. He previously served as our Chief Risk Officer from July 2011 through October 2013, as our General Counsel from November 2007 through January 2014, and as Vice President from July 2006 through October 2013. He also served as Senior Counsel from February 2005 through November 2007. Prior to joining Cooper, Mr. McBride was an attorney with Latham & Watkins LLP from October 1998 to February 2005, concentrating on mergers and acquisitions and corporate finance matters. He holds a B.S. in Finance from Santa Clara University and a J.D. from Stanford Law School.

BRIAN G. ANDREWS	Age: 40
Senior Vice President, Chief Financial Officer & Treasurer

Mr. Andrews has served as Senior Vice President, Chief Financial Officer & Treasurer since May 2018. He has served as our Treasurer since January 2013 and Vice President since November 2014. He also served as Vice President, Global Logistics and Service for CooperSurgical, a position he held from June 2017 to May 2018. Mr. Andrews previously served as Assistant Treasurer for the Company from April 2006 to December 2012. Prior to joining Cooper, he served held various corporate and investment banking positions at KeyBanc Capital Markets from 2002 to 2006 and at ING Barings from 2000 to 2001. He holds a B.A. in Economics from Columbia University.

HOLLY R. SHEFFIELD	Age: 48
Executive Vice President & Chief Strategy Officer

Ms. Sheffield joined Cooper as Executive Vice President & Chief Strategy Officer in June 2018. Prior to joining Cooper, Ms. Sheffield had over 20 years of experience in investment banking. She joined Cooper from UBS Securities LLC, where she was a Managing Director, Global Head of Medical Technology from 2009 to May 2018. From 2000 to 2009, Ms. Sheffield was at Credit Suisse and from 1997-2000, Ms. Sheffield was at Donaldson, Lufkin & Jenrette until it was acquired by Credit Suisse. Ms. Sheffield received a B.S. from Cornell University and an M.B.A. from Columbia Business School.

RANDAL L. GOLDEN, ESQ.	Age: 57
Vice President, General Counsel & Secretary

Mr. Golden has served as Corporate Secretary since May 2018 and has also served as Vice President since November 2014 and as our General Counsel from February 2014. He previously served as our Assistant General Counsel from May 2013 through January 2014. He also served as Senior Counsel from March 2010, when he joined the Company, until May 2013. Prior to joining Cooper, he served as Senior Director & Legal Counsel at Align Technology, Inc. from 2005 through 2010 and as Director of Legal Affairs & Senior Counsel with Nokia, Inc. from 2000 to 2005. Mr. Golden also held various associate and senior legal positions prior to 2000, focusing on litigation and commercial and business law. He holds a B.S. in Finance from the University of Illinois and a J.D. from the U.C.L.A. School of Law.

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AGOSTINO RICUPATI	Age: 52
Senior Vice President, Finance & Tax And Chief Accounting Officer

Mr. Ricupati has served as our Chief Accounting Officer since October 2017 and as Senior Vice President, Finance & Tax since July 2017. Mr. Ricupati previously served as Vice President, Tax for the Company from July 2013 to July 2017. Prior to joining Cooper, he served as International Tax Director for Intel Corp. (NASDAQ: INTC) from 2010 to 2013 and in various other senior finance and tax positions over the past 20 years. He holds a masters degree from DePaul University and is a Certified Public Accountant.

ROBERT D. AUERBACH, M.D.	Age: 58
President, CooperSurgical, Inc.

Dr. Auerbach has served as President of CooperSurgical, Inc., the Company’s women’s healthcare division, since April 2018. Previously, he served as Executive Vice President, Chief Medical Officer & Chief Strategy Officer of CooperSurgical since May 2005. Prior to joining CooperSurgical, Dr. Auerbach served as Associate Clinical Professor in the Department of Obstetrics, Gynecology & Reproductive Services at the Yale School of Medicine, New Haven, CT. In 2005 he was the recipient of Yale’s Francis Gilman Blake Award as the most outstanding teacher of the medical sciences and was elected to the Society of Distinguished Teachers. He remains an adjunct faculty member of the School of Medicine and as an Executive Board member of Yale University’s Center for Biomedical Innovation and Technology. Dr. Auerbach graduated Phi Beta Kappa and Alpha Omega Alpha with highest honors from the Lehigh-Hahnemann 6-year BA-MD program in Philadelphia (1984), and completed his internship and a residency in Obstetrics & Gynecology at the Yale School of Medicine, New Haven, CT.

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REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

The Organization and Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Organization and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended October 31, 2018.

ORGANIZATION AND COMPENSATION COMMITTEE

Michael H. Kalkstein (Chair)

Colleen E. Jay

Jody S. Lindell

Gary S. Petersmeyer

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our philosophy, strategies, policies and practices for compensating our Named Executive Officers (“NEOs”).

The Organization and Compensation Committee of our Board of Directors (referred to below as the “OCC”) oversees our executive compensation program. In this capacity, the OCC regularly reviews our program to ensure that we maintain an effective and appropriate link between pay and performance, and that our compensation practices do not encourage practices that could have a material adverse effect on the Company.

This oversight responsibility is described in more detail throughout this Compensation Discussion and Analysis, which also includes information regarding our compensation governance policies and practices, the outcome of our most recent stockholder advisory vote on NEO compensation (the “Say-on-Pay” vote), the use of compensation consultants, and the selection and composition of our peer group.

Our Named Executive Officers

Our NEOs for the 2018 fiscal year are listed below with the titles they held at the end of the fiscal year.

2018 Named Executive Officers
Name	Title
Albert G. White III	President & Chief Executive Officer
Brian G. Andrews	Senior Vice President, Chief Financial Officer & Treasurer
Daniel G. McBride	Executive Vice President & Chief Operating Officer / President of CooperVision, Inc.
Holly R. Sheffield	Executive Vice President & Chief Strategy Officer
Robert D. Auerbach, M.D.	President, CooperSurgical, Inc.

Robert S. Weiss	Former President & Chief Executive Officer
Carol R. Kaufman	Former Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer

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The Year in Review

Management Transition – Succession Planning Implementation

The 2018 fiscal year included significant management transitions for Cooper. Robert S. Weiss and Carol R. Kaufman announced their retirements in the second quarter of 2018. Mr. Weiss served as our President & Chief Executive Officer and Ms. Kaufman served as our Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer until May 1, 2018. Both continued as employees, in a non-executive advisory capacity, through the end of December 2018 to assist with the executive transition. Additionally, Paul Remmell stepped down in May 2018 as President of CooperSurgical.

As a result of ongoing succession planning efforts, overseen by the OCC, we were able to promote internal talent to address most open positions. Mr. White was promoted to replace Mr. Weiss as President & Chief Executive Officer in May 2018. Mr. Andrews, our Vice President & Treasurer, was selected to succeed Mr. White as Chief Financial Officer, and Dr. Auerbach was promoted from Executive Vice President, Chief Strategy Officer & Chief Medical Officer of CooperSurgical to take the role of President, CooperSurgical. Additionally, Ms. Sheffield was hired as our Executive Vice President & Chief Strategy Officer, taking on responsibility for corporate strategy, business development and global human resources, and Randal Golden was appointed as our corporate Secretary in addition to his role as our Vice President & General Counsel.

Financial Performance Against 2018 Goals

Our annual targets are set based on both annual and long-term objectives focused on revenue growth, strategic investment, and continued market share growth. We achieved at least 97% of our financial targets for all 2018 executive compensation and exceeded our free cash flow goal. We also continued to set new records for revenue, non-GAAP earnings per share, and cash flow.

2018 Financial Highlights
	Budget Target	Actual	Change YoY*	% of Budget Target
Revenue:	$2.542 billion	$2.533 billion	Up 7%	99.4%
CooperVision:	$1.874 billion	$1.882 billion	Up 8%	100.1%
CooperSurgical:	$668.2 million	$650.8 million	Up 2%	97.5%
EPS(1):		$2.81	Down 63%
Non-GAAP EPS(1):	$11.61	$11.50	Up 19%	99.1%
Free Cash Flow:	$463.0 million	$475.3 million	Up 2%	102.7%
Stock Price (10/31):		$258.31	Up 8%
*	YoY comparison presented pro forma

(1)

Earnings per share were impacted by charges related to the 2017 Tax Cuts & Jobs Act. Non-GAAP earnings per share includes adjustments for these impacts, as well as cost of sales, operating expenses (excluding amortization), amortization of intangibles, interest expense, and other expenses as detailed in our earnings release published on December 6, 2018.

Based on our results for revenue, cash flow and earnings per share, annual cash bonuses under the 2018 Incentive Payment Plan were paid at 99-115% of target for our NEOs. (Discussed in more detail below starting on page 29.)

Additionally, performance share awards granted in fiscal 2016 were certified at Target achievement based on growth in non-GAAP earnings per share (EPS) over a three-year period. The NEOs received 100% of target shares under these awards. (Discussed in more detail below starting on page 34.)

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Operational Performance

Both the CooperVision and CooperSurgical divisions continued their operational performance in fiscal 2018 with a number of accomplishments including:

CooperVision:

•	Strong revenue growth across all global regions, supported by prior year product launches, as well as strong operating income and free cash flow
•	Significant infrastructure investments including important expansion and upgrades to our distribution facilities to support premium levels of customer service
•	Acquisition of Paragon Vision Sciences, expanding the specialty lens care and myopia management segment of the CooperVision business

CooperSurgical:

•	Significant infrastructure investing throughout the company to support continued global growth
•	Acquisition of the Paragard® intrauterine device product, driving revenue growth for the CooperSurgical Office & Surgical Products business
•	Acquisition of the LifeGlobal Group, expanding the invitro fertilization business globally for CooperSurgical
•	Launch of the PGTai(sm) technology platform and ERPeak(sm) endometrial receptivity test through the CooperGenomics business to provide new tools for invitro fertilization

Executive Compensation Highlights – 2018 Fiscal Year

The OCC initially approved target executive compensation for the NEOs for the 2018 fiscal year in December 2017. Due to the executive transitions highlighted above, the OCC subsequently approved adjustments to compensation for Messrs. White, McBride and Andrews and for Dr. Auerbach, as well as an initial compensation package for Ms. Sheffield. The OCC also reviewed and approved the terms of arrangements with Mr. Weiss and Ms. Kaufman in connection with their planned retirements.

CEO Compensation

Target total direct compensation for our CEO recognizes the significant role of the CEO in driving our performance and future growth, as well as overall responsibility for our strategic direction, management, and leadership. The practices of our peer group and our industry sector are also considered.

In setting compensation for fiscal 2018, the OCC considered the following factors:

(i)	Past performance by each of Messrs. Weiss and White against approved objectives;
(ii)	Our financial and operational results for the prior fiscal year and targets for the 2018 fiscal year;
(iii)	Compensation of CEOs at our peer companies; and
(iv)	Advice from the OCC’s independent compensation consultant.

For fiscal 2018, the OCC held target compensation for Mr. Weiss to the same level as approved for fiscal 2017.

Mr. White’s compensation was initially approved in December 2017 based on his role as Executive Vice President, Chief Financial Officer & Chief Strategy Officer and Chief Executive Officer of Cooper Medical, Inc. (the parent of CooperSurgical). His compensation was adjusted in May 2018 in connection with his promotion to CEO.

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Mr. Weiss:

	2017 Target Compensation	2018 Target Compensation
Base Salary	$925,000	$925,000
Annual Cash Incentive (Target / % of Base Salary) (1)	$925,000 (100%)	$925,000 (100%)
Equity Awards (Approved GDFV)
Performance Share Awards (at Target)	$937,132 (5,046 shares)	$937,132 (4,081 shares)
Time-Vested Stock Options (2)	$3,492,500 (79,370 options)	$3,492,500 (60,322 options)
TOTAL TARGET COMPENSATION	$6,279,632	$6,279,632
(1)

Represents the target annual cash incentive opportunity under our Incentive Payment Plan. For both years, target achievement was set at 100% of Mr. Weiss’ base salary. Actual achievement under the 2017 IPP was $1,138,675 (123.1% of $925,000) and achievement under the 2018 IPP was $939,800 (101.6% of $925,000).

(2)

Equity award amounts represent the grant values approved by the OCC and may vary from recognized compensation expense (presented in the Summary Compensation Table on page 37). Options are valued using a Black-Scholes option pricing model.

Mr. White:

	2018 Target Compensation (December 2017)	Adjusted Target Compensation (On Promotion) (1)	2018 Target Compensation (Total) (2)
Base Salary	$577,000	$800,000	$688,500
Annual Cash Incentive (Target / % of Base Salary) (3)	$461,600 (80%)	$800,000 (100%)	$630,800 (92%)
Equity Awards (Approved GDFV)
Performance Share Awards (at Target)	$432,907 (1,885 shares)		$432,907 (1,885 shares)
Time-Vested Stock Options (4)	$2,265,000 (39,121 options)	$2,000,000 (34,479 options)	$4,265,000 (73,600 options)
TOTAL TARGET COMPENSATION	$3,736,507		$6,017,207
(1)	Represents increased salary and target annual cash incentive on promotion to CEO. Also represents an incremental grant of equity on promotion discussed in more detail below.
(2)

Represents the actual salary and bonus targets for fiscal 2018 based on a blended rate of initially approved and subsequently adjusted targets. Also represents the total value of equity awards approved for Mr. White in the 2018 fiscal year.

(3)

Represents the target annual cash incentive opportunity under our Incentive Payment Plan. For the 2018 fiscal year, Mr. White’s base salary, and target achievement as a percentage of salary, were adjusted midyear on his promotion to CEO as detailed above. Actual achievement under the 2018 IPP was determined based on a blended salary and target rate, resulting in payment of $661,709 (104.9% of $630,800).

(4)

Equity award amounts represent the grant values approved by the OCC and may vary from recognized compensation expense (presented in the Summary Compensation Table on page 37). Options are valued using a Black-Scholes option pricing model.

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Other NEO Compensation

Compensation for our other NEOs is determined based on their current role, recent changes to their responsibilities, and overall execution of duties throughout the prior fiscal year. Company performance, internal alignment among our executive officers, peer group compensation practices, and competitive market changes and conditions are also taken into account.

	Initial Fiscal Year Changes	Mid-year Changes	Rationale
Brian G. Andrews	• 4% increase in base salary	• Additional 20% increase in base salary	• Increase on promotion to CFO
Daniel G. McBride	• 10% increase in base salary • Increase annual cash incentive target to 80% from 70%	• Additional 13% increase in base salary	• Recognize importance through leadership transition and ongoing critical role within Company
Robert D. Auerbach, M.D.	• 6% increase in base salary	• Additional 11% increase in base salary • Increase annual cash incentive target to 60%	• Increase on promotion to President, CooperSurgical

Changes approved at the beginning of the fiscal year were based on individual performance in prior years, comparison to peers, management recommendations and recommendations from the OCC’s compensation consultants. Mid-year adjustments to executive compensation for the 2018 fiscal year were primarily driven by promotions and other executive transitions and were based on review of peer compensation and recommendations from management and its compensation consultant.

Ms. Sheffield’s compensation was set at the time of her hire in June 2018 based on management recommendations and alignment to peers.

Amounts discussed below in this Compensation Discussion and Analysis and the compensation tables starting on page 20 reflect prorated or blended amounts based on start of employment (for Ms. Sheffield) or mid-year adjustments.

Executive Retirements – Mr. Weiss & Ms. Kaufman

Each of Mr. Weiss and Ms. Kaufman resigned their executive titles at the beginning of May 2018. Per agreement with the Company, both Mr. Weiss and Ms. Kaufman remained employed with the Company through December 31, 2018 with no change in their respective levels of compensation.

Amounts payable to Mr. Weiss and Ms. Kaufman on retirement are discussed in more detail in the section titled Potential Payments Upon Termination or Change In Control below on page 48. Mr. Weiss continues to serve on our Board of Directors and will be compensated as a Non-Executive Director starting January 1, 2019.

Compensation Governance

The OCC works closely with management, management’s consultant, the OCC’s independent compensation consultant, and such other advisors as the Committee considers appropriate to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices.

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THINGS WE DO:
✓	Entirely independent OCC
✓	Thorough assessment of individual and Company performance and linkage to compensation
✓	Independent compensation consultant, retained by and reporting only to the OCC
✓	Limited use of employment and change-in-control agreements; all change-in-control payments and benefits subject to “double-trigger” requirements
✓	A majority of NEO compensation is “at risk”
✓	Robust succession planning process with annual review by the OCC
✓	Stock ownership guidelines applicable to our NEOs, with our CEO required to hold five times his annual base salary
✓	Perquisites are limited in scope and have specific business rationale
✓	Compensation recovery (“clawback”) provision incorporated in our annual incentive plan
✓	Annual review of executive compensation program and individual compensation packages
THINGS WE DON’T DO:
❖	No loans to NEOs
❖	No tax gross-ups for NEOs
❖	No hedging or speculative transactions in Company securities; no purchases of Company securities on margin
❖	No Supplemental Executive Retirement Plan or other exceptional deferred compensation options. Also no defined benefit or other actuarial plans which are not available generally to our employees
❖	No related party transactions without approval from our Corporate Governance and Nominating Committee
❖	No stock option repricing, reload options, or option exchanges without stockholder approval

In addition to these policies and practices, the OCC stays informed and regularly assesses the alignment between our compensation packages and our performance as follows:

•	Regular updates on our business results from management;
•	Review of our quarterly financial statements, management projections, and long-range plans;
•

Review of information regarding our peer group, including reported revenues, profit levels, market capitalization, stockholder returns, compensation components, and disclosed governance policies and practices; and

•	Review of broader, general industry compensation data relative to other companies of comparable size.

The OCC considers management input, the advice of compensation consultants, and publicly available peer information to be valuable tools in its evaluation of the relationship between executive compensation and Company performance.

Compensation Objectives / Pay for Performance

Our executive compensation program is designed to provide competitive compensation packages to attract and retain top-tier talent and closely link potential compensation with our financial performance. To meet these objectives our program emphasizes certain principles:

•	Connect executive compensation to financial measures that correlate strongly with stockholder returns;
•	Balance short-term operational goals and long-term strategic objectives;

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•	Reward achievement of challenging corporate objectives without encouraging inappropriate risk-taking;
•	Recognize the significant role our executive officers play in our overall performance and the responsibilities associated with their roles; and
•	Maintain sufficient flexibility to allow recognition of significant individual achievements by our executive officers.

The compensation packages for our NEOs are designed to reward achievement of both short-term and long-term goals, as reflected in specific financial measures, and continued service to the
Company. Encouraging long-term service and continued financial achievement has created strong results for us and we have
maintained steady growth and returns for our stockholders. We	Annual Measures	Long-Term Measures
	Revenue	Non-GAAP EPS over three-year period
Cash Flow
Non-GAAP EPS

consider our executive compensation program design to be integral to our success and believe the selected performance measures serve as significant indicators for our continued success.

Say-on-Pay Vote

The OCC considers the outcome of our annual “Say-on-Pay” vote in determining the design of our executive compensation program and the composition and levels of individual compensation packages.

At our 2017 Annual Meeting of Stockholders, 94% of the votes cast on our Say-on-Pay proposal were voted in favor of the compensation program for our NEOs. The OCC viewed this result as a strong affirmation of our program structure and considered these results when developing the compensation packages for fiscal 2018 as described in this Compensation Discussion and Analysis.

Stock Ownership Guidelines

We maintain guidelines for stock ownership by our
NEOs and certain other senior executives. Under
these guidelines the designated executives are
expected to hold a portion of the shares acquired
upon the exercise of stock options or vesting of full-	Name	Target Value	Hold on Vest/Exercise
	Albert G. White, III	5x base salary	100%
	Other Sec. 16 officers	2x base salary	50%

value stock awards if their ownership level is below the established guidelines.

The OCC reviewed and updated the guidelines in fiscal 2018. As amended, the guidelines require minimum ownership equal to 2 times base salary for all Section 16 identified officers and 5 times base salary for the CEO. In addition to directly held shares, the potential value of vested stock options and unvested restricted stock units are credited in consideration of whether ownership requirements have been met.

All NEOs were in compliance with the applicable ownership guidelines during fiscal 2018.

Use of Compensation Consultants

The OCC retains Compensia, a national compensation consulting firm, to provide advice on compensation of our executive officers and the non-employee members of our Board of Directors. Under this engagement, the OCC also maintains authority to determine the terms of Compensia’s retention and services. A representative of the firm generally attends OCC meetings.

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The OCC has reviewed the nature of the relationship between itself and Compensia as an independent consulting firm, and its relationship with the members of Compensia as individuals, for potential conflicts of interest. In conducting this review, the OCC gave consideration to the factors identified by the SEC and the NYSE as possibly contributing to conflicts, including the scope of work performed for the OCC by Compensia, the fees paid to Compensia for services, and any personal or business relationships between our executive officers or members of the OCC and Compensia or its individual members. Based on its review, the OCC has determined there are no conflicts of interest or potential conflicts of interest arising in connection with the OCC’s engagement of Compensia.

Management separately retains Frederic W. Cook & Co., Inc. (“Frederic Cook”) to serve as its compensation consultant and assist in the preparation of information provided to the OCC. Mr. White has final authority for the retention of Frederic Cook. A representative of the firm generally attends OCC meetings as an invited guest and the OCC considers recommendations from Frederic Cook on the same basis as recommendations from management.

Role of Management

On behalf of management, Frederic Cook provides an annual report analyzing executive officer compensation. This report presents comparative compensation information based on peer group data and contains information regarding key trends in executive compensation for other comparable publicly-traded companies. This information is one factor in evaluating the design of our executive compensation program and the compensation elements and levels provided to our executive officers. Compensia evaluates the recommendations provided by Frederic Cook and advises the OCC on these findings.

In addition to the annual compensation report, management also provides recommendations to the OCC regarding:

(i)	selection of companies for our peer group (as described further below);

(ii)	appropriate structure for our Incentive Payment Plans, including financial targets and calculation of achievement;

(iii)	overall compensation packages for executive officers, including the NEOs;

(iv)	annual equity award levels, plan design and specific award allocations for employees, including the NEOs; and

(v)

employment terms and arrangements, stock ownership guidelines, and special compensation awards to executive officers who have demonstrated outstanding performance during the fiscal year or on special projects.

Management uses Frederic Cook’s analyses and guidance to develop these recommendations. The OCC gives full consideration to these recommendations and reviews them with Compensia before making its own decisions on the compensation of our executive officers. The CEO does not generally participate in discussions of his own compensation.

Peer Group

The OCC uses a peer group for understanding and assessing competitive compensation levels and practices within our industry. It reviews this peer group annually, with consideration given to the recommendations and input of management, Frederic Cook, and Compensia.

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Our peer group is drawn from publicly-traded companies headquartered in the United States. Recommendations for peer group companies are based on similarity of product lines or industry and similarity in company size as measured by annual revenue, market capitalization, operating margins, and other financial measures of organizational scope and complexity. For fiscal 2018, companies were considered for inclusion in the peer group that: (i) had revenue and/or market capitalization between 0.5x and 2.0x of the Company in the past fiscal year, (ii) were in the medical device industry, and (iii) were identified as a peer by at least three other current peer companies, used the Company as a peer, or had been identified as a peer by one of the major proxy advisory firms.

The peer group for fiscal 2018 was comprised of the following companies:

Bio-Rad Laboratories, Inc.	Integra Lifesciences Holding Corporation
Bruker Corporation	Mettler-Toledo International, Inc.
Conmed Corporation	PerkinElmer, Inc.
Dentsply Sirona International, Inc.	Resmed, Inc.
Edwards Lifesciences Corporation	Steris Corporation plc
Haemonetics Corporation	Teleflex, Inc.
Hologic, Inc.	Varian Medical Systems, Inc.
IDEXX Laboratories	Waters Corporation
Illumina, Inc.	West Pharmaceutical Services, Inc.

Compensation Elements

The primary elements of our executive compensation program are:

•	Cash salary intended to provide a minimum level of competitive compensation for our executives;

•	Annual cash incentive designed to encourage achievement of short-term business goals as reflected in our annual operating plan; and

•

Equity awards granted in the form of time-vested stock options, time-vested restricted stock units, and performance based awards, intended to connect executive compensation to long-term stockholder value, support alignment between executives and stockholders, and encourage executive retention.

Each of these elements, other than base salary, depend on specific financial metrics (in the case of performance based equity and annual bonus) and significant increases in our stock price (in the case of time-based equity), creating a link between our performance and NEO compensation. Additionally, compensation is balanced between short-term and long-term factors to encourage attention to both annual objectives and long-term strategic goals.

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In the 2018 fiscal year, approximately 70% of Mr. Weiss’s, and approximately 88% of Mr. White’s, total direct compensation was long-term equity awards providing value over a three- to five-year time frame. Approximately 69% of our other NEO’s target total direct compensation was long-term equity awards.

*	“Other Compensation” represents 3% of compensation for the average NEO and 1% for Mr. Weiss.

Incentive Payment Plan (“IPP”)

Fiscal 2018 Performance Measurement

At the beginning of each fiscal year, the OCC approves an annual Incentive Payment Plan, or IPP, to provide annual performance-based cash incentive opportunities. Target levels for the pre-established performance measures used in the IPP are based on budgeted goals reflected in our annual operating plan. The IPP is discussed in more detail in the narrative to the Grants of Plan Based Awards Table on page 39.

Each NEO’s opportunity under the IPP is allocated into two components:

(i)	75% of the target award is tied to quantitative, pre-established financial performance targets; and
(ii)	25% of the target award is at the discretion of the OCC and intended to recognize other strategic, operational, and individual accomplishments not specifically quantified elsewhere in the IPP.

Taken together, the IPP encourages our executive officers, including our NEOs, to focus on both immediate business objectives and financial performance, as well as other factors that support longer-term performance.

Financial targets for the 2018 IPP were based on our annual operating plan, as approved by our Board of Directors at the beginning of fiscal 2018. Targets were subject to adjustment for acquisitions and/or divestitures or other items during the fiscal year as determined by the Board. The table below describes the relationship between the earned award and Company performance for each of the finance measures included in the 2018 IPP. No award was payable with respect to any financial performance measure that did not reach its minimum achievement threshold. For each NEO, the incentive that can be paid for any individual financial performance measure was capped at 200%.

IPP Achievement Required to Attain Payout (1)

Performance Measure	Threshold	Target	Maximum
Revenue	90%	100%	110%
Earnings Per Share	85%	100%	120%
Cash Flow	85%	100%	120%
(1)

The IPP threshold payout is equal to approximately 10% of Target achievement, as presented in the Grants of Plan Based Awards table on page 39. Target achievement provides for payout of 100% of target bonus amounts and Maximum is capped at 200% of Target.

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Further, any two of the three quantitative measures were required to exceed 95% of their target achievement before awards for quantitative performance could exceed 100% of target.

In addition to approving the calculation of achievement based on financial results under the 2018 IPP (discussed in more detail below), the OCC also has the separate authority to reduce the quantitative portion of the bonus by up to 25%. This determination would be based on any facts and circumstances the OCC considered to be in the Company’s best interests. Award payments could also be reduced or cancelled by the OCC if a review of the results for the first two months of fiscal 2019 reflected anomalous unfavorable events that were attributable to fiscal 2018. The OCC did not determine that any adjustments to awards for fiscal 2018 were necessary under these provisions.

The discretionary component of individual IPP awards is based entirely on the OCC’s assessment of executive performance during the fiscal year. The discretionary component allows the OCC the flexibility to recognize factors such as:

•	The personal contributions of the NEOs to the performance of the Company during the fiscal year;
•

Leadership and operational achievements of each NEO, including those that may not be explicitly reflected in current year financial results (e.g. leadership development and succession planning, identification and/or execution of business development opportunities, etc);

•	Business achievements that may not be fully reflected in the Company’s financial performance during the fiscal year; and
•	Special circumstances that may have impacted the determination of the quantitative portion of the bonus.

The OCC believes this flexibility, which can account for factors that impact our results either positively or negatively, is important to connect cash incentive awards with its assessment of executive achievement in individual roles.

2018 IPP Results

Financial Measure Achievement

In approving the actual achievement levels for fiscal 2018, the OCC reviewed management’s presentation of our financial results and gave consideration to the events during the fiscal year that impacted budget targets. On review, the OCC approved achievement under the 2018 IPP based on the financial results as reported for the Company with no adjustments.

The target levels for each of the financial performance measures, our actual achievement as approved by the OCC, and the associated award amounts earned with respect to each of these measures under the 2018 IPP is set out below, and a full discussion of our financial results can be found in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the fiscal year ended October 31, 2018.

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Achievement by Division

(Basis of Awards Paid to NEOs)

Corporate:

Award Factor	Budget Target ($ in Millions; except EPS)	Achievement ($ in Millions; except EPS) (% of Target)	Achievement Under 2018 IPP	Target Achievement / Weighting	Weighted Achievement
Revenue	$2,542.3	$2,527.9 (99.4%)	96.2%	25%	24.1%
EPS (Non-GAAP)	$11.61	$11.50 (99.1%)	96.8%	25%	24.2%
Cash Flow (consolidated)	$463.0	$475.3 (102.7%)	113.3%	25%	28.3%
Total Achievement				75%	76.6%

CooperVision:

Award Factor	Budget Target ($ in Millions; except EPS)	Achievement ($ in Millions; except EPS) (% of Target)	Achievement Under 2018 IPP	Target Achievement / Weighting	Weighted Achievement
Revenue	$1,874.1	$1,876.1 (100.1%)	101.1%	25%	25.3%
Operating Income	$549.7	$542.3 (98.6%)	95.5%	20%	19.1%
EPS (Non-GAAP)	$11.61	$11.50 (99.1%)	96.8%	5%	4.8%
Cash Flow	$443.0	$434.7 (98.1%)	93.8%	25%	23.4%
Total Achievement				75%	72.6%

CooperSurgical:

Award Factor	Budget Target ($ in Millions; except EPS)	Achievement ($ in Millions; except EPS) (% of Target)	Achievement Under 2018 IPP	Target Achievement / Weighting	Weighted Achievement
Revenue	$668.2	$651.8 (97.5%)	83.6%	25%	20.9%
Operating Income	$227.2	$207.1 (91.2%)	70.4%	20%	14.1%
EPS (Non-GAAP)	$11.61	$11.50 (99.1%)	96.8%	5%	4.8%
Cash Flow	$73.5	$94.2 (128.2%)	200%	25%	50.0%
Total Achievement				75%	89.8%

Discretionary Award Determinations

As discussed above, the 2018 IPP provides for 25% of each NEO’s target annual cash incentive opportunity to be entirely at the discretion of the OCC and not linked to the quantitative financial measures under the 2018 IPP. The IPP achievement of the discretionary portion may range from 0% to a percentage deemed appropriate by the OCC, subject to a cap on the total bonus earned by any NEO equal to 200% of their target award.

In determining the discretionary payout for each NEO, the OCC made an independent assessment of individual performance and leadership, operational achievements not otherwise enumerated in the 2018 IPP, and such other factors as the OCC considers indicative of executive performance, including operational achievement indicators such as market share growth, new product launches, business development, and executive leadership.

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There is no formulaic relationship between the OCC’s assessment of each NEO and the payout of the discretionary component of the IPP. The OCC does not rely on a formal performance evaluation or consider achievement of pre-established goals for each NEO, other than the Chief Executive Officer. The OCC does consider, among other factors, the input of our Chief Executive Officer regarding recommended award levels (other than in respect to his own IPP award) and the performance of the other NEOs, and each executive’s self-assessment of accomplishments within their area of responsibility.

Named Executive Officer Awards Under the 2018 IPP

For fiscal 2018, the OCC approved the following awards for each NEO.

Executive (1)	Quantitative Factor Achievement	Discretionary Award	Total Award Achievement (1)	Target Award		Actual Award Paid
				($)	(% of Base Salary)	($)	(% of Base Salary)
Albert G. White III	79.9%	25%	104.9%	$630,800	92%	$661,709	96.1%
Brian G. Andrews	76.6%	25%	101.6%	$147,899	45%	$150,265	45.7%
Daniel G. McBride	74.6%	25%	99.6%	$490,800	80%	$488,837	79.7%
Holly R. Sheffield	76.6%	25%	101.6%	$124,462	60%	$126,453	61%
Robert D. Auerbach, M.D.	89.8%	25%	114.8%	$201,000	53%	$230,748	60.7%
Robert S. Weiss	76.6%	25%	101.6%	$925,000	100%	$939,800	101.6%
Carol R. Kaufman	76.6%	25%	101.6%	$289,224	60%	$293,852	61%
(1)

Mr. McBride’s achievement reflects weighting based on CooperVision performance due to his role as President of CooperVision and Mr. White’s achievement reflects weighting based on CooperSurgical performance based on his role as Chief Executive Officer of Cooper Medical through May 2018. Dr. Auerbach’s achievement is wholly determined by CooperSurgical results and all other NEOs are wholly determined by Corporate results.

Long-Term Incentive Compensation

The OCC uses a combination of performance-based and time-vested equity awards to deliver long-term incentive compensation to our executive officers, including our NEOs. The OCC believes long-term equity compensation should be designed to maximize retention value, effectively link NEO compensation opportunities to stockholder gains, and control cost to the Company. The OCC discusses appropriate award design with its compensation consultant and management to drive long-term focus on strategic objectives.

In setting equity compensation for our executive officers, including our NEOs, the OCC considers recommendations from management and Frederic Cook, as well as advice from Compensia. The OCC also reviews historical grant levels based on the role and position of each executive officer, as well as economic and accounting implications, when determining the type and appropriate size of individual awards. Equity awards are generally granted in the first quarter of each fiscal year, after financial results for the prior fiscal year are available, and vest over three to five years.

The OCC may also grant equity awards periodically to new hires, upon a promotion or other circumstances, or to accomplish specific retention goals. When such awards are approved, the grant date is set by the OCC. Grant dates are never set prior to the date of approval by the OCC.

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Time-Vested Stock Options and Restricted Stock Units

The OCC also uses equity awards with time-based vesting to encourage executive retention while maintaining a link to long-term Company performance. Time-based vesting requires continued service to benefit from these equity awards, and the potential compensation realizable by our executive officers, including our NEOs, is dependent on increases in the market price of our common stock over time.

In fiscal 2018 our NEOs were granted either time-vested stock option awards or a combination of time-vested stock options and time-vested RSUs. The OCC believes that these award types have strong retention value while also closely linking executive compensation to stockholder gains. Stock options only have value to the recipient if we also see growth in our stock price, putting a portion of the executives’ compensation at risk of no return, and RSUs provide guaranteed value if the executive remains with the Company. Both award types provide the opportunity for long-term gain tied to stockholder returns while also encouraging longevity and stable management for the Company.

The amount of equity grants was determined based on target accounting value and our stock price at the time of grant. In setting award levels, the OCC considered competitive market practices and the recommendations provided by Compensia. In addition, the OCC considered recommendations provided by Mr. White and input from Frederic Cook. These awards generally vest ratably over a five-year period starting on the first anniversary of the date of grant.

Equity compensation awarded to both Mr. White and Mr. McBride in December 2017 consisted of two components. The first was a stock option to purchase 21,849 shares with a target Black Scholes value of $1,265,000 and vesting in five equal annual installments. The second grant was a stock option with a target Black Scholes value on the grant date equal to $1M and vests 100% on the third anniversary of the grant date. When finalizing this equity compensation, the OCC considered the recommendations of Mr. Weiss, who was CEO at the time, and the desire to retain Mr. White and Mr. McBride during a critical succession period in the leadership of the Company as well as to recognize their strong performance and expected contributions to the ongoing success of the Company.

Separately, in connection with Mr. White’s promotion to CEO in May 2018, the OCC approved an option grant with a target Black Scholes value of $2M. This grant vests in equal one-third installments on the third, fourth and fifth anniversaries of the grant date. This option was awarded to recognize Mr. White’s promotion and to better align his compensation with competitive market practice as a Chief Executive Officer.

Grants to NEOs in 2018 Fiscal Year (1)
Name	Stock Options		RSUs
	Grant Date Fair Value	Options Granted	Grant Date Fair Value	RSUs Granted
Albert G. White III	$4,265,000	73,600	--	-0-
Brian G. Andrews	$575,000	9,975	$125,000	544
Daniel G. McBride	$2,265,000	39,121	--	-0-
Holly R. Sheffield	$1,000,000	17,528	$1,000,000	4,419
Robert D. Auerbach, M.D.	$350,000	6,057	$500,000	2,116
Robert S. Weiss	$3,492,500	60,322	--	-0-
Carol R. Kaufman	$956,641	16,523	--	-0-
(1)	Amounts represent the grant values approved by the OCC and may vary from recognized compensation expense (presented in the Summary Compensation Table on page 37).

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Performance Share Awards

In 2018, our NEOs received performance based equity awards that require achievement of pre-established increases in EPS over a three-year performance period. These awards are designed to reflect the direct influence of our NEOs on our long-term financial performance. The OCC has selected compounded EPS growth over a three-year period as the performance measure for these awards due to its belief that this measure provides a strong link to stockholder returns.

Fiscal 2018 Performance Share Awards

The performance share awards granted in fiscal 2018 are based on compounded GAAP EPS growth over the designated three-year performance cycle. The awards have three possible achievement levels and no shares will be earned under these awards unless threshold achievement is reached. Once this threshold is achieved, the number of shares awarded will be prorated between achievement levels depending on actual achievement. The maximum payout under these awards is capped at 150% of Target shares.

2018 Performance Share Award Targets
Performance Level	Award Achievement	Required EPS Growth: FY2018 - 20	GAAP EPS Target for Achievement
Outstanding	150%	15%	≥ $11.44
Target	100%	12%	$10.57 to < $11.44
Threshold	50%	9%	$9.74 to < $10.57

In setting targets for performance share awards, the OCC considers our ongoing performance and the level of achievement under prior performance share awards. Target levels are set to require significantly challenging, but attainable, levels of growth. The OCC reviews these target achievement levels with its compensation consultant to ensure that they are reasonable and appropriate. The OCC also considers the objectives for long-term growth set by our Board of Directors, the Company’s historical achievements, and the OCC’s goals for executive compensation. The amount of these performance share awards was determined based on their target accounting value. In setting award levels, the OCC considered competitive market practices and the recommendations provided by Compensia.

2018 Performance Share Awards
Name	Grant Date Fair Value			Shares at Achievement
	Threshold	Target	Maximum	Threshold	Target	Maximum
Albert G. White III	$216,454	$432,907	$649,361	943	1,885	2,828
Daniel G. McBride	$216,454	$432,907	$649,361	943	1,885	2,828
Robert S. Weiss	$468,566	$937,132	$1,405,698	2,041	4,081	6,122
Carol R. Kaufman	$189,576	$379,152	$568,728	826	1,651	2,477

Results for Fiscal 2016 Performance Share Awards

Performance share awards granted in fiscal 2016 completed their performance cycle at the end of fiscal 2018. Based on our non-GAAP EPS growth over the three-year performance period, the OCC certified achievement of the “Target” level for these awards.

As granted, these awards provide for achievement based on non-GAAP EPS, as modified by the Committee for extraordinary, non-recurring, and/or unusual events. Compounded EPS growth was confirmed at $10.53 and

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achievement was certified to be at or above the requirements for Target payout. As granted, these awards do not provide for proration between levels of achievement. Therefore, the NEOs will receive 100% of the target shares with no adjustments as follows:

Achievement under 2016 Performance Share Awards
(Performance Cycle: November 2015 to October 2018)
Name	Possible Shares
	Threshold (10% growth) $9.90 to <$10.45	Target (12% growth) $10.45 to <$11.32	Maximum (15% growth) ≥ $11.32
Albert G. White III	1,651	3,301	4,952
Brian G. Andrews	786	1,571	2,357
Daniel G. McBride	1,651	3,301	4,952
Robert D. Auerbach, M.D.	943	1,885	2,828
Robert S. Weiss	3,573	7,145	10,718
Carol R. Kaufman	1,446	2,891	4,337

Employee Benefits & Perquisites

Our NEOs are eligible to receive benefits under programs provided to our employees generally, including participation in our 401(k) plan (with matching contributions up to a specified dollar value, set annually), benefits under our Retirement Income Plan (a defined benefit plan), health, life and disability insurance, and severance payments and benefits in accordance with our standard separation policy. Matching contributions to our 401(k) plan are equal to the matching contributions provided to employees generally. Benefits under the Retirement Income Plan are discussed in more detail in the Narrative to the Pension Benefits Table on page 46.

With the exception of Mr. White and Dr. Auerbach, our NEOs also participate in our Change-in-Control Severance Plan, under which they have change in control agreements that provide for severance benefits if the participating executives were to be terminated within a specified time after a change in control of the Company. Mr. White has a separate change in control agreement outside the Change-in-Control Severance Plan, and Dr. Auerbach has an employment agreement with terms controlling his separation from the Company. These agreements are discussed in more detail in the section titled Potential Payments on Termination or a Change in Control on page 48.

Our NEOs also receive limited perquisites or other personal benefits, generally in the form of automobile allowances and expenses, income attributable to life insurance policies, and some limited reimbursement for spousal travel to business functions. In 2018, Ms. Sheffield also received amounts in connection with her relocation to California from New York. In all cases, the OCC reviews these amounts and takes them into consideration when reviewing overall executive compensation. We only provide perquisites or other personal benefits to our executive officers, including our NEOs, in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

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Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally provided that publicly held companies may not deduct compensation in excess of $1 million paid in any fiscal year to its chief executive officer and the other three most highly compensated NEOs employed at the end of the year (other than its chief financial officer). For years prior to 2017 there was an exception to this deduction limit with respect to “qualified performance-based compensation.”

The OCC has historically considered ways to maintain the tax deductibility of the compensation for our NEOs under this qualified performance based compensation rule without limiting its discretion to compensate our executive officers in ways that will incentivize stockholder returns.

However, as part of the 2017 Tax Cuts & Jobs Act (“2017 Tax Reform”), the ability to rely on the qualified performance-based compensation exception was eliminated and the limitation on deductibility generally was expanded to include all NEOs. As a result of the 2017 Tax Reform, for compensation awarded or materially modified after November 2, 2017 the Company will no longer be able to deduct any compensation paid to any of its NEOs in excess of $1 million. The OCC continues to assess the impact of the 2017 Tax Reform to determine what adjustments to our executive compensation practices, if any, it considers appropriate and the impact on the deductibility of compensation awarded prior to the enactment of 2017 Tax Reform. The OCC has the discretion to provide compensation which may not be deductible under the Internal Revenue Code.

Conclusion

The OCC believes that each element of executive compensation and the total compensation provided to each of our NEOs is reasonable, competitive, and appropriate. The amount of compensation payable to our NEOs depends largely on our financial performance and returns to our stockholders. The OCC believes that our executive compensation program provides an appropriate mix of elements that will allow us to continue to attract, retain, and motivate a top performing management team, without encouraging excessive or inappropriate risk-taking by our executive officers and that its compensation arrangements create incentives that drive our continued strong financial performance.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below shows compensation paid to the individuals who served as our Named Executive Officers during the past fiscal year.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value (3)	All Other Compensation (4)	Total Compensation
Albert G. White III	2018	$688,500	$165,427	$4,265,233	$432,909	$496,282	-	$18,769	$6,067,120
President & Chief Executive Officer	2017	$525,000	$98,662	$1,264,912	$432,890	$295,985	$28,074	$15,583	$2,661,105
	2016	$475,000	$110,972	$1,999,862	$432,926	$332,916	$48,059	$19,164	$3,418,900

Brian G. Andrews	2018	$328,664	$37,566	$578,027	$124,935	$112,699	-	$15,588	$1,197,479
Senior Vice President, Chief Financial Officer & Treasurer

Daniel G. McBride	2018	$613,500	$122,209	$2,265,106	$432,909	$366,628	-	$30,856	$3,831,208
Executive Vice President & Chief Operating Officer / President, CooperVision, Inc.	2017	$525,000	$112,902	$1,264,912	$432,890	$338,707	$34,564	$32,622	$2,741,597
	2016	$495,000	$108,671	$2,264,825	$432,926	$326,013	$56,270	$28,004	$3,711,709

Holly R. Sheffield	2018	$207,436	$31,613	$999,972	$1,000,020	$94,840	-	$255,553	$2,589,434
Executive Vice President & Chief Strategy Officer

Robert D. Auerbach, M.D.	2018	$380,000	$57,687	$350,022	$485,961	$173,061	$9,033	$11,200	$1,466,964
President, CooperSurgical, Inc.

Robert S. Weiss	2018	$925,000	$234,950	$3,492,644	$937,242	$704,850	$12,693	$89,887	$6,397,267
President & Chief Executive Officer (Former)	2017	$925,000	$284,669	$3,492,280	$937,093	$854,006	-	$64,066	$6,557,113
	2016	$875,000	$279,344	$3,492,255	$937,067	$838,031	$35,700	$51,205	$6,508,603

Carol R. Kaufman	2018	$482,040	$181,922	$956,682	$379,169	$111,930	-	$763,278	$2,875,020
Executive Vice President, Secretary, Chief Administrative Officer & Chief Governance Officer (Former)	2017	$468,000	$86,398	$956,560	$379,220	$259,193	$18,072	$65,213	$2,232,656
	2016	$454,000	$86,964	$956,584	$379,155	$260,891	$51,681	$42,956	$2,232,230

(1)

Amounts shown in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns reflect the cash incentive bonuses awarded under the 2018 IPP. Amounts shown in the “Bonus” column represent the portion of the award based on the discretion of our Compensation Committee and amounts shown in the “Non-Equity Incentive Plan Compensation” column represent the portion of the bonus determined by quantitative factors.

Under the terms of her Separation Agreement and Mutual Release disclosed on Form 8-K in April 2018, Ms. Kaufman was guaranteed half of her cash incentive under the 2018 IPP at actual achievement and half at the greater of target or actual achievement. Amounts shown in the “Bonus” column for Ms. Kaufman reflect amounts attributable to the portions of her cash incentive which were either guaranteed by her Separation Agreement or the portion of awards based on the discretion of the Compensation Committee. Amounts shown in the “Non-Equity Incentive Plan Compensation” column are attributable to the portion of her bonus determined by quantitative factors.

The structure of our Incentive Payment Plan is discussed in more detail below in the narrative discussion following the Grants of Plan Based Awards Table on page 39. as well as in our Compensation Discussion and Analysis on page 20.

(2)

Amounts shown in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of stock option, restricted stock unit, and performance share awards granted to each Named Executive Officer with respect to the 2018, 2017, and 2016 fiscal years in accordance with FASB Accounting Standards Codification Topic 718 (ASC 718), Compensation-Stock Compensation. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2018. These awards are discussed in more detail below in the narrative discussion following the Grants of Plan Based Awards Table on page 39. and in the Compensation Discussion and Analysis on page 20.

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(3)

Change in value of accumulated pension benefits for the 2018 fiscal year was calculated as the difference between the value of accumulated benefits at October 31, 2018 and the value of accumulated benefits at October 31, 2017. The value of benefits at October 31, 2018 is based on a 4.42% discount rate and the adjusted RP-2014 base mortality rates with projection scale MP-2018; the value of benefits at October 31, 2017 is based on a 3.75% discount rate and the adjusted RP-2014 base mortality rates with projection scale MP-2017; and the value of benefits at October 31, 2016 is based on a 3.74% discount rate and the adjusted RP-2014 base mortality rates with projection scale MP-2016.

For the period from October 31, 2017 to October 31, 2018, the accumulated value of pension benefits reduced for the following Named Executive Officers:

Name	Benefit Reduced By:
White	$8,194
Andrews	$10,717
McBride	$3,333
Kaufman	$24,329

(4)	Amounts included in the All Other Compensation column include the following:

Name	Year	Company’s 401(K) Contributions	Automobile Allowance and Expenses	Income Associated to Life Insurance	Relocation and Housing	Severance / Retirement Payments	Personal Travel / Other
Albert G. White III	2018	$4,000	$13,280	$1,350	-	-	$139
	2017	$4,000	$10,123	$1,350	-	-	$110
	2016	$3,700	$12,102	$1,344	-	-	$0
Brian G. Andrews	2018	$4,000	$10,860	$718	$0	$0	$10
Daniel G. McBride	2018	$4,000	$9,106	$2,070	$0	$0	$15,680
	2017	$4,000	$8,967	$2,070	-	-	$17,585
	2016	$3,700	$11,283	$2,156	-	-	$32,387
Holly R. Sheffield	2018	$4,000	$5,403	$562	$245,549	$0	$39
Robert D. Auerbach, M.D.	2018	$4,000	$7,200	-	-	-	-

Robert S. Weiss	2018	$4,000	$8,884	$18,541	$0	$0	$58,462
	2017	$4,000	$9,256	$4,064	-	-	$46,745
	2016	$3,700	$9,754	$11,430	-	-	$48,729
Carol R. Kaufman	2018	$4,000	$8,512	$11,430	$0	$711,811	$27,525
	2017	$4,000	$12,990	$11,430	-	-	$36,793
	2016	$3,700	$10,233	$11,430	-	-	$33,970

Personal Travel / Other amounts represent airfare, food, lodging, and other expenses paid for these executives in connection with Company events and other amounts which were determined to not be inherently related to the performance of these executive’s duties. Amounts in the “Relocation and Housing” column represent non-recurring amounts paid by the Company in connection with Ms. Sheffield’s relocation from New York to California at the time of her hire in 2018. Amounts in the “Severance” column represent one-time amounts guaranteed to Ms. Kaufman under her Separation Agreement and Mutual Release.

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Performance Share Awards

Amounts included in the “Stock Awards” column of the Summary Compensation Table include the value of deferred share awards granted to certain executives as Performance Share Awards. These awards are designed to deliver a variable number of shares depending on the achievement of specified levels of growth in our earnings per share over a three-year period. If these awards do not achieve at least the threshold level of achievement, no shares will be distributed.

The value of the awards presented in the Summary Compensation Table for fiscal 2018 is based on the target level of achievement. The following table shows the grant date value of these awards at each level of possible achievement. Each of these awards is subject to interpolation between levels of achievement.

Name	Threshold Achievement (50% of Target)	Target Achievement	Maximum Achievement (150% of Target)
Albert G. White III	$216,445	$432,890	$649,335
Daniel G. McBride	$216,445	$432,890	$649,335
Robert S. Weiss	$468,546	$937,093	$1,405,639
Carol R. Kaufman	$189,610	$379,220	$568,830

Equity award grants to our Named Executive Officers are discussed in more detail in the Compensation Discussion and Analysis beginning on page 20.

Grants of Plan Based Awards Table

This table presents information regarding the possible awards payable under our 2018 Incentive Payment Plan and the value of certain equity awards made in the 2018 fiscal year. Our equity grant practices and calculation of awards under the 2018 Incentive Payment Plan are discussed in more detail below and in the Compensation Discussion and Analysis on page 20.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (5)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Albert G. White III	12/12/2017	$62,828	$630,800	$1,261,600	-	-	-	-	-	-	-
	12/12/2017	-	-	-	-	-	-	-	21,849	$229.66	$1,265,057
	12/12/2017	-	-	-	-	-	-	-	17,272	$229.66	$1,000,049
	12/12/2017	-	-	-	943	1,885	2,828	-	-		$ 432,909
	5/1/2018	-	-	-	-	-	-	-	34,479	$230.09	$2,000,127
Brian G. Andrews	12/12/2017	$18,413	$147,899	$295,798	-	-	-	-	-
	12/12/2017	-	-	-	-	-	-	-	5,665	$229.66	$ 328,004
	12/12/2017	-	-	-	-	-	-	544	-		$ 124,935
	5/1/2018	-	-	-	-	-	-	-	4,310	$230.09	$ 250,023
Daniel G. McBride	12/12/2017	$36,663	$490,800	$981,600	-	-	-	-	-	-	-
	12/12/2017	-	-	-	-	-	-	-	21,849	$229.66	$1,265,057
	12/12/2017	-	-	-	-	-	-	-	17,272	$229.66	$1,000,049
	12/12/2017	-	-	-	943	1,885	2,828	-	-		$ 432,909

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		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (5)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Holly R. Sheffield	6/4/2018	$15,495	$124,462	$248,923
	6/4/2018	-	-	-	-	-	-	-	17,528	$226.30	$ 999,972
	6/4/2018				-	-	-	4,419	-		$1,000,020
Robert D. Auerbach, M.D.	12/12/2017	$5,005	$201,000	$402,000	-	-	-	-	-
	12/12/2017	-	-	-	-	-	-	-	4,318	$229.66	$ 250,012
	12/12/2017	-	-	-	-	-	-	2,116	-		$ 485,961
	6/1/2018	-	-	-	-	-	-	-	1,739	$228.11	$ 100,010

Robert S. Weiss	12/12/2017	$115,163	$925,000	$1,850,000	-	-	-	-	-	-	-
	12/12/2017	-	-	-	-	-	-	-	60,322	$229.66	$3,492,644
	12/12/2017	-	-	-	2,041	4,081	6,122	-	-	-	$ 937,242
Carol R. Kaufman	12/12/2017	$36,008	$289,224	$578,448	-	-	-	-	-	-	-
	12/12/2017	-	-	-	-	-	-	-	16,523	$229.66	$ 956,682
	12/12/2017	-	-	-	826	1,651	2,477	-	-	-	$ 379,169
(1)

Amounts represent the threshold, target, and maximum cash bonus amounts which could have been paid to each Named Executive Officer under our 2018 Incentive Payment Plan, or IPP, which was approved on the date indicated in the “Grant Date” column. The final award amounts for the 2018 IPP were approved on December 11, 2018 and the value of the final award amounts are included in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 37.

(2)

Amounts represent the threshold, target, and maximum amounts of shares distributable under performance share awards granted on December 12, 2017 under our 2007 Long-Term Incentive Plan. Awards will vest on the achievement of specified levels of earnings per share in the 2020 fiscal year.

(3)

Awards listed in this column were granted on the date indicated in the Grant Date column as restricted stock units. The awards granted to Mr. Andrews and Dr. Auerbach vest in equal portions over five years Dr. Auerbach also received an award which will vest in full on the 3rd anniversary of the grant date. The award granted to Ms. Sheffield will vest in equal portions over five years starting on the second anniversary of the grant date.

(4)	Option awards listed in this column were granted at 100% of fair market value on the date listed in the Grant Date column and will expire on the tenth anniversary of the grant date.

Messrs. White and McBride each received a grant on December 12, 2017 of approximately $1,000,000 target value which will vest in full on the 3rd anniversary of the grant date. Mr. Andrews also received a grant of approximately $100,000 target value which will vest in full on the 3rd anniversary of the grant date. All other listed awards will vest as follows:

Grant Date	Vesting
December 12, 2017	In equal portions on the 1st – 5th anniversaries of the date of grant
May 1, 2018	In equal portions on the 3rd – 5th anniversaries of the date of grant
June 1, 2018	In equal portions on the 3rd – 5th anniversaries of the date of grant
June 4, 2018	In equal portions on the 2nd – 5th anniversaries of the date of grant

Due to provisions in the awards allowing the grants to continue vesting after their retirement, options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of the date of grant, but exercisability of these awards is restricted to the same vesting schedule as other grants on this date. If either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding options.

(5)

Amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value recognized with respect to the 2018 fiscal year in accordance with ASC 718. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2018.

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Annual Non-Equity Incentives

The Compensation Committee adopts an annual Incentive Payment Plan, or IPP, to provide for short-term cash incentive awards tied to the achievement of our business goals. Financial targets are derived from our approved fiscal year budget. The IPP is governed by the 2017 Executive Incentive Plan (the “2017 EIP”), as approved by stockholders in March 2017.

Participation levels in the IPP are set by the Compensation Committee for our executives. Targets represent a designated percentage of base salary for the fiscal year and that percentage controls the potential award that can be achieved under the IPP as follows:

As presented in the Grants of Plan Based Awards Table, target amounts represent the potential bonus that would be paid on 100% achievement of both quantitative factors and the discretionary portion of awards. Threshold amounts represent the minimum achievement necessary for payment on only the lowest weighted quantitative factor and no award of discretionary amounts. All awards are capped at a maximum of 200% of the target bonus opportunity.

Specific budget targets and actual achievement under the 2018 IPP are discussed in more detail in the Compensation Discussion and Analysis on page 20.

Equity Awards

We grant equity incentive awards as a tool to promote retention and to connect compensation with our long-term performance and stockholder returns. These awards are granted under our 2007 Long-Term Incentive Plan (as restated and amended in March 2016) and may vest based on continued service over time and/or performance criteria.

The Compensation Committee utilizes a mixture of equity award types, including stock options and performance shares. Stock options are granted at 100% of fair market value on the date of grant and have a 10-year life. Options vest over a five-year period. Performance share awards vest on the achievement of specified levels of earnings per share over a three-year performance period.

Equity award grants to our Named Executive Officers are discussed in more detail in the Compensation Discussion and Analysis beginning on page 20.

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Outstanding Equity Awards at Fiscal Year End Table

This table provides information regarding the equity award holdings of the Named Executive Officers as of the end of the 2018 fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Albert G. White	10,310	-	$95.74	12/12/2022	(1)
	6,557	1,639	$119.89	12/11/2023	(2)
					(3)	570	$147,237
	4,523	3,014	$162.28	12/9/2024	(4)
					(5)	904	$233,512
	10,741	16,110	$131.60	12/9/2025	(6)
	-	26,851	$131.60	12/9/2025	(7)
					(9)			4,952	$1,279,151
	5,750	22,998	$175.31	12/13/2026	(10)
					(12)			3,497	$903,310
	-	21,849	$229.66	12/12/2027	(14)
	-	17,272	$229.66	12/12/2027	(17)
					(15)			2,828	$730,501
	-	34,479	$230.09	5/1/2028	(20)
Brian G. Andrews	1,917	479	$119.89	12/11/2023	(2)
					(3)	166	$42,879
	1,541	1,026	$162.28	12/9/2024	(4)
					(5)	308	$79,559
	1,343	2,013	$131.60	12/9/2025	(6)
					(8)	570	$147,237
					(9)			2,357	$608,837
	569	2,272	$175.31	12/13/2026	(10)
					(11)	570	$147,237
					(13)	555	$143,362
	-	3,886	$229.66	12/12/2027	(14)
	-	1,779	$229.66	12/12/2027	(18)
					(16)	544	$140,521
	-	4,310	$230.09	5/1/2028	(20)
Daniel G. McBride	9,585	2,396	$119.89	12/11/2023	(2)
					(3)	834	$215,431
	7,085	4,722	$162.28	12/9/2024	(4)
					(5)	1,417	$366,025
	13,587	20,379	$131.60	12/9/2025	(6)
	-	26,851	$131.60	12/9/2025	(7)
					(9)			4,952	$1,279,151
	5,750	22,998	$175.31	12/13/2026	(10)
					(12)			3,497	$903,310
	-	21,849	$229.66	12/12/2027	(14)
	-	17,272	$229.66	12/12/2027	(17)
					(15)			2,828	$730,501

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	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Holly R. Sheffield	-	17,528	$226.30	6/4/2028	(22)
					(23)	4,419	$1,141,472
Robert D. Auerbach M.D.					(3)	750	$193,733
					(5)	1,109	$286,466
	1,208	3,624	$131.60	12/9/2025	(6)
					(8)	1,026	$265,026
					(9)			2,828	$730,501
	1,023	4,090	$175.31	12/13/2026	(10)
					(11)	1,254	$323,921
					(13)	666	$172,034
	-	4,318	$229.66	12/12/2027	(14)
					(16)	435	$112,365
					(19)	592	$152,920
					(16)	1,089	$281,300
	-	1,739	$228.11	6/1/2028	(21)

Robert S. Weiss	-	14,635	$119.89	12/11/2023	(2)
	39,117	26,078	$162.28	12/9/2024	(4)
	37,511	56,266	$131.60	12/9/2025	(6)
					(9)			10,718	$2,768,567
	15,874	63,496	$175.31	12/13/2026	(10)
					(12)			7,569	$1,955,148
	—	60,322	$229.66	12/12/2027	(14)
					(15)			6,122	$1,581,374
Carol R. Kaufman	8,336	2,083	$119.89	12/11/2023	(2)
					(3)	725	$187,275
	5,358	3,571	$162.28	12/9/2024	(4)
					(5)	1,072	$276,908
	10,275	15,412	$131.60	12/9/2025	(6)
					(9)			4,337	$1,120,290
	4,348	17,392	$175.31	12/13/2026	(10)
					(12)			3,063	$791,204
	-	16,523	$229.66	12/12/2027	(14)
					(15)			2,477	$639,834
(1)	Options were granted on December 12, 2012 and became vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(2)

Options were granted on December 11, 2013 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant. Due to provisions in these awards allowing these grants to continue vesting after termination due to retirement, the options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of their date of grant, but exercisability of these awards is restricted to the same vesting schedule as other grants on this date. If either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding options.

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(3)

Award granted as RSUs on December 11, 2013 and valued at $258.31 per share, the closing price of our stock on October 31, 2018. The units vest in equal portions on each of January 8, 2015, January 8, 2016, January 8, 2017, January 8, 2018 and January 8, 2019. Due to provisions in the award allowing this grant to continue vesting after termination due to retirement, RSUs granted to Ms. Kaufman were considered vested for accounting purposes on the first anniversary of the date of grant, but release of shares under this award will occur on the same schedule as other grants on this date. If Ms. Kaufman provides services to, or owns more than 5% of, a competitor after her retirement, she will forfeit any right to the remaining outstanding shares under this award.

(4)

Options were granted on December 9, 2014 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant. Due to provisions in these awards allowing these grants to continue vesting after termination due to retirement, the options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of their date of grant, but exercisability of these awards is restricted to the same vesting schedule as other grants on this date. If either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding options.

(5)

Award granted as RSUs on December 9, 2014 and valued at $258.31 per share, the closing price of our stock on October 31, 2018. The units vest in equal portions on each of January 8, 2016, January 8, 2017, January 8, 2018, January 8, 2019 and January 8, 2020. Due to provisions in the award allowing this grant to continue vesting after termination due to retirement, RSUs granted to Ms. Kaufman were considered vested for accounting purposes on the first anniversary of the date of grant, but release of shares under this award will occur on the same schedule as other grants on this date. If Ms. Kaufman provides services to, or owns more than 5% of, a competitor after her retirement, she will forfeit any right to the remaining outstanding shares under this award.

(6)

Options were granted on December 9, 2015 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant. Due to provisions in these awards allowing these grants to continue vesting after termination due to retirement, the options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of their date of grant, but exercisability of these awards is restricted to the same vesting schedule as other grants on this date. If either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding options.

(7)	Options were granted on December 9, 2015 and become vested and exercisable in equal portions on each of the third, fourth and fifth anniversaries of the date of grant.

(8)

Award granted as RSUs on December 9, 2015 and valued at $258.31 per share, the closing price of our stock on October 31, 2018. The units vest in equal portions on each of January 8, 2017, January 8, 2018, January 8, 2019, January 8, 2020, and January 8, 2021.

(9)

Performance share awards granted on January 29, 2016 which will vest depending on the achievement of specified levels of growth in earnings per share for the 2018 fiscal year. Share amounts represent maximum payout amounts (150% of target) and are valued at $258.31 per share, the closing price of our stock on October 31, 2018.

(10)

Options were granted on December 13, 2016 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant. Due to provisions in these awards allowing these grants to continue vesting after termination due to retirement, the options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of their date of grant, but exercisability of these awards is restricted to the same vesting schedule as other grants on this date. If either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding options.

(11)

Award granted as RSUs on December 13, 2016 and valued at $258.31 per share, the closing price of our stock on October 31, 2018. The units vest in equal portions on each of January 8, 2018, January 8, 2019, January 8, 2020, January 8, 2021, and January 8, 2022.

(12)

Performance share awards granted on February 1, 2017 which will vest depending on the achievement of specified levels of growth in earnings per share for the 2019 fiscal year. Share amounts represent maximum payout amounts (150% of target) and are valued at $258.31 per share, the closing price of our stock on October 31, 2018.

(13)	Award granted as RSUs on February 1, 2017 and valued at $258.31 per share, the closing price of our stock on October 31, 2018. The units vest in full on February 1, 2020.

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(14)

Options were granted on December 12, 2017 and become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant. Due to provisions in these awards allowing these grants to continue vesting after termination due to retirement, the options granted to Mr. Weiss and Ms. Kaufman were considered vested for accounting purposes on the first anniversary of their date of grant, but exercisability of these awards is restricted to the same vesting schedule as other grants on this date. If either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding options.

(15)

Performance share awards granted on December 12, 2017 which will vest depending on the achievement of specified levels of growth in earnings per share for the 2020 fiscal year. Share amounts represent maximum payout amounts (150% of target) and are valued at $258.31 per share, the closing price of our stock on October 31, 2018.

(16)

Award granted as RSUs on December 12, 2017 and valued at $258.31 per share, the closing price of our stock on October 31, 2018. The units vest in equal portions on each of January 8, 2019, January 8, 2020, January 8, 2021, January 8, 2022, and January 8, 2023.

(17)	Options were granted on December 12, 2017 and become vested and exercisable in full on the third anniversary of the date of grant.

(18)	Award granted as options on December 12, 2017 and valued at $258.31 per share, the closing price of our stock on October 31, 2018. The units vest in full on February 1, 2021.

(19)	Award granted as RSUs on December 12, 2017 and valued at $258.31 per share, the closing price of our stock on October 31, 2018. The units vest in full on February 1, 2021.

(20)	Options were granted on May 1, 2018 and become vested and exercisable in equal portions on each of the third through fifth anniversaries of the date of grant.

(21)	Options were granted on June 1, 2018 and become vested and exercisable in equal portions on each of the third through fifth anniversaries of the date of grant.

(22)	Options were granted on June 4, 2018 and become vested and exercisable in equal portions on each of the second through fifth anniversaries of the date of grant.

(23)

Award granted as RSUs on June 4, 2018 and valued at $258.31 per share, the closing price of our stock on October 31, 2018. The units vest in equal portions on the second through fifth anniversaries of the date of grant.

Option Exercises and Stock Vested Table

The following table details the number of shares acquired by the Named Executive Officers on exercise of stock options or release of shares upon vesting of Performance Share and Restricted Stock Unit awards during the 2018 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Albert G. White, III	-	-	3,447	$819,344
Brian G. Andrews	-	-	2,272	$541,917
Daniel G. McBride	10,310	$1,739,327	4,716	$1,122,290
Holly R. Sheffield	-	-	-	-
Robert D. Auerbach, M.D.	-	-	4,429	$1,044,707

Robert S. Weiss	127,812	$18,588,461	5,398	$1,315,007
Carol R. Kaufman	13,362	$1,979,476	4,327	$1,028,470

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Pension Benefits Table

Credited service and value of the accumulated benefits payable to our Named Executive Officers as of October 31, 2018 under our Retirement Income Plan at the normal retirement age of 65 are as follows:

Name	Number of Years of Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Albert G. White, III	11.50	$215,732	-
Brian G. Andrews	11.50	$127,430	-
Daniel G. McBride	12.67	$290,032	-
Holly R. Sheffield	-	-	-
Robert D. Auerbach, M.D.	12.50	$352,186	-

Robert S. Weiss	40.75	$932,032	-
Carol R. Kaufman	23.07	$725,776	-
(1)	Present value is calculated as of the October 31, 2018 measurement date and is based on a 4.42% discount rate and the adjusted RP-2014 base mortality rates with projection scale MP-2018.

(2)	Mr. Weiss and Ms. Kaufman are both over 65 and the present value of their individual accumulated benefits reflects the actual annual accrued benefit as of the end of the last fiscal year.

Narrative to Pension Benefits Table

The Company’s Retirement Income Plan (the “Plan”) was adopted in December 1983. The majority of the Company’s U.S. employees who work at least 1,000 hours per year are covered by the Plan. For services performed after December 31, 1988, members are entitled to an annual retirement benefit equal to 0.60% of base annual compensation up to $10,000 and 1.20% of base annual compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service. Furthermore, current active members are entitled to an annual retirement benefit equal to 1.20% of base annual compensation up to the applicable annual maximum compensation for each year of service in excess of 35 Plan Years of service. For service prior to January 1, 1989, members are entitled to an annual retirement benefit equal to 0.75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.50% of base annual compensation in excess of the Social Security Wage Base for each year of service.

Based on the current accumulated benefits for the Named Executive Officers, the estimated annual benefits payable under this Plan upon retirement (at the normal retirement age of 65) are as follows:

Officer	Estimated Annual Benefits Payable (1)
Albert G. White, III	$86,461
Brian G. Andrews	$110,461
Daniel G. McBride	$73,539
Holly R. Sheffield (2)	$54,175
Robert D. Auerbach, M.D.	$57,801

Robert S. Weiss	$89,470
Carol R. Kaufman	$58,935
(1)	Mr. Weiss and Ms. Kaufman are both over 65 and the present value of their individual accumulated benefits reflects the actual annual accrued benefit as of the end of the last fiscal year.

(2)	As of fiscal year end, Ms. Sheffield is not yet vested in the retirement income plan.

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CEO Pay Ratio

The ratio of our CEO’s total annual compensation to the median annual total compensation of all employees excluding the CEO (the “CEO Pay Ratio”) is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To determine the CEO Pay Ratio, we identified the median employee as of November 30, 2018 using base salary for all employees globally. We believe this measure most reasonably reflects the typical annual compensation of our employee population and was consistently applied for all employees.

Salary amounts were converted from local currency to USD for comparison purposes. Conversions were based on exchange rates at November 30, 2018. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. Additionally, we annualized Mr. White’s compensation to reflect his compensation as if he had served as CEO for the full fiscal year.

As calculated, we determined:

•	The total compensation of our median-paid employee was $37,289.

•	The total compensation of Mr. White was $6,356,111 (as described above in the Summary Compensation Table and annualized to reflect compensation as CEO for the full 2018 fiscal year).

•	The ratio of CEO compensation to the median employee was 170 : 1.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have agreements with our Named Executive Officers that provide for post-employment compensation in the event their employment terminates for specified reasons. If their employment terminates other than as provided for in their agreements, our standard severance policies for all employees will apply.

Mr. White and Dr. Auerbach each have individual agreements with the Company. All other agreements with the Named Executive Officers are subject to our Change in Control Severance Plan adopted in May 2007. The Change in Control Severance Plan provides severance benefits to certain of our key employees if specific events occur. Agreements under this plan require prior approval of the Organization & Compensation Committee before they are offered to employees and the plan is designed to be an “employee welfare benefit plan,” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

The following table provides estimated payments to our Named Executive Officers if termination of employment occurred on October 31, 2018. Upon termination of employment, all amounts due to the Named Executive Officers will be paid in monthly installments.

Amounts Payable on Termination or a Change in Control

	Termination without Cause (1)	Change in Control (2)	Death (3)
Albert G. White	$5,957,853	$9,202,861	$7,076,697
Brian G. Andrews	$999,690	$4,091,479	$1,293,280
Daniel G. McBride	$5,231,089	$19,334,701	$6,327,810
Holly R. Sheffield	$149,609	$2,828,996	$126,453
Robert D. Auerbach, M.D.	$763,756	$1,276,551	$1,062,282
(1)

Amounts payable on termination without cause represent severance (including benefits coverage under COBRA) in accordance with standard company policy, annual cash bonus earned under the terms of the Incentive Payment Plan, realizable value of outstanding, exercisable stock options, and the value of accumulated pension benefits. All unvested stock options and all restricted stock unit and performance share awards would be forfeit on termination in accordance with the terms of their underlying agreements. Dr. Auerbach’s agreement includes a provision requiring 12 months’ notice prior to termination other than for Cause and presented amounts assume that such notice was provided on October 31, 2017.

(2)

Amounts payable on change in control represent 100% of base salary for each of Messrs. White and Andrews and 200% of base salary for Mr. McBride and Ms. Sheffield, in accordance with underlying agreements for these executives. Amounts also represent the value of the annual cash bonus earned under the terms of the Incentive Payment Plan, the value of outstanding stock options, restricted stock units and performance share awards which would accelerate vesting on a change in control, and the value of accumulated pension benefits for these executives.

Amounts payable on change in control for Dr. Auerbach represent severance in accordance with standard company policy, annual cash bonus earned under the terms of the Incentive Payment Plan, realizable value of outstanding, exercisable stock options and of performance share awards which would accelerate vesting on a change in control, and the value of accumulated pension benefits. All unvested stock options and all restricted stock units held by Dr. Auerbach would be forfeit on termination in accordance with the terms of their underlying agreements.

(3)

Amounts payable on the death of an executive represent the annual cash bonus earned under the terms of the Incentive Payment Plan, realizable value of outstanding, exercisable stock options and of performance share awards which would prorate, the value of accumulated pension benefits, and amounts payable under life insurance policies held through the Company.

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Retirement of Mr. Weiss and Ms. Kaufman

Mr. Weiss and Ms. Kaufman each announced their retirement during the 2018 fiscal year. Per agreement with the Company, both Mr. Weiss and Ms. Kaufman remained employed with the Company through December 31, 2018, in a non-executive capacity, to assist with the executive transition. Mr. Weiss continues to serve on our Board of Directors and will be compensated as a Non-Executive Director starting January 1, 2019.

As of December 31, 2018, Mr. Weiss and Ms. Kaufman were eligible to receive the following amounts:

	Severance Payment	Cash Bonus	Current Value of Pension	Outstanding Equity Awards	Total
Robert S. Weiss		$932,400	$932,032	$20,680,303	$22,544,735
Carol R. Kaufman	$711,811	$345,591	$725,776	$10,086,536	$11,869,534

Equity award value is based on a stock price of $254.50, which was the closing price of our stock on December 31, 2018. Provisions in the award agreements for outstanding stock option and restricted stock unit awards granted to Mr. Weiss and Ms. Kaufman allow for continued vesting after retirement, however if either Mr. Weiss or Ms. Kaufman provides services to, or owns more than 5% of, a competitor after their date of retirement, they will forfeit any remaining outstanding equity awards.

Outstanding performance share awards will be released at the end of their respective performance periods. Awards granted to Mr. Weiss will be prorated based on the amount of the performance cycle completed at December 31, 2018 as per the underlying agreements. Performance share awards granted to Ms. Kaufman will be released in full with no proration in accordance with the terms of her Separation Agreement and Mutual Release disclosed on Form 8-K in April 2018.

Ms. Kaufman will also receive a severance payment equivalent to 10 months of her 2018 base salary, 50% of target annual cash incentive under the 2019 Incentive Payment Plan (based on 2018 salary and target cash incentive), and the value of 10 months of benefits coverage under COBRA.

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DIRECTOR COMPENSATION

Directors of a publicly traded company have substantial responsibilities and time commitments, and with ongoing changes in corporate governance standards, highly qualified and experienced directors are in high demand; therefore, we seek to provide suitable economic incentives for our directors and to compensate them appropriately for their continued performance, increased responsibilities, and dedication. This compensation applies only to our Non-Employee Directors. Members of the Board who are also our employees receive no additional compensation for their service as directors.

The Organization & Compensation Committee reviews and recommends compensation amounts for our Non-Employee Directors, and the full Board approves compensation based on these recommendations. The Organization & Compensation Committee considers director responsibilities, compensation practices of our peer companies, and recommendations from its independent compensation consultant in making Non-Employee Director compensation program recommendations to the Board. Compensation levels are reviewed at least annually and modified as the Board considers necessary or appropriate.

Components of Director Compensation

Cash Compensation

Our Non-Employee Directors receive an annual stipend for their service, and directors who also serve as the Chair of a committee of the Board receive an additional annual stipend in recognition of this additional responsibility. The Non-Employee Directors also receive payment for each meeting attended, for time spent on company business, and for one day of travel in connection with meetings.

Annual Retainer:
Directors	$30,000
Non-Executive Lead Director	$40,000
Chairman of the Board	$125,000
Annual Retainer for Service as a Committee Chair:
Audit Committee	$17,500
Corporate Governance and Nominating Committee	$10,000
Organization and Compensation Committee	$12,000
Science and Technology Committee	$10,000
Attendance at Meetings of the Board:	$1,000 – $2,000 (per meeting)

Additional Cash Compensation for Service:
Travel Days (one per set of scheduled meetings)	$2,000
Other time spent on Company business (per hour)	$250

Directors appointed to, or resigning from, the Board mid-year are entitled to a prorated portion of the annual stipend based on the number of months of service provided for the fiscal year in which they enter or leave service.

Equity Compensation

The Non-Employee Directors are also eligible to receive annual equity awards. The Board believes that a significant equity component to Non-Employee Director compensation serves to align director and stockholder interests.

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Grant terms, including grant dates, award amounts, form of awards, and vesting criteria are set by the terms of the 2006 Directors’ Plan, which was originally approved by stockholders on March 21, 2006 and was amended and restated in March 2011. The 2006 Directors’ Plan was most recently amended in March 2018.

The 2006 Directors’ Plan, as most recently amended, provides for a grant to each Non-Employee Director of Restricted Stock Units (“RSUs”) with a total grant date value of $270,000 (or $283,500 and $297,000 in the case of the Lead Director and Chairman, respectively). These grants are awarded annually and vest in full on the first anniversary of the date of grant. If a director ends their term of service prior to the vesting date, the number of shares released under the award will be prorated according to the amount of the year actually served and the prorated amount of shares will be released on the original vesting date.

The 2006 Directors’ Plan also provides that, on appointment to the Board, new Non-Employee Directors will receive a grant of RSUs as specified above, prorated for the number of months of service remaining until the date of the next Annual Meeting. Additional awards under the 2006 Directors’ Plan may be made at the Board’s discretion.

Stock Ownership Requirements

The Board has adopted stock ownership requirements for Non-Employee Directors. The Board adopted this requirement to strengthen the relationship between director and stockholder interests, and under the current requirements Non-Employee Directors must hold Cooper common stock valued at five times their annual retainer.

Shares held must be free of restrictions to meet ownership requirements, and until the required ownership values are met the Non-Employee Directors must retain 100% of shares received on vesting of stock awards or on exercise of stock options. All of the Non-Employee Directors were in compliance with the applicable ownership requirements during fiscal 2018.

Director Compensation Table

The following table sets forth the total compensation paid to the Non-Employee Directors for their service on the Board and its committees during the 2018 fiscal year. At present, the Non-Employee Directors are not eligible to participate in our pension programs and no deferred compensation or non-equity incentive plans are available to the Non-Employee Directors.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Other Compensation	Total
A. Thomas Bender	$193,500	$297,080	$993	$491,572
Allan E. Rubenstein, M.D.	$95,000	$283,469	-	$378,469
Colleen E. Jay	$92,000	$270,094	-	$362,094
Michael H. Kalkstein	$110,000	$270,094	-	$380,094
William A. Kozy	$87,500	$270,094	-	$357,594
Jody S. Lindell	$108,000	$270,094	-	$378,094
Gary S. Petersmeyer	$94,000	$270,094	-	$364,094
Stanley Zinberg, M.D.	$80,000	$270,094	-	$350,094

(1)	Fees earned represent all cash compensation paid to the Non-Employee Directors for their service during the most recent fiscal year.

(2)	Represents the aggregate grant date fair value of restricted stock units granted on November 15, 2017 under the 2006 Directors’ Plan. The amounts shown reflect compensation costs recognized in our

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financial statements in accordance with ASC 718. For a discussion of valuation assumptions, see Note 9, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2018.

Each director received an award providing the right to receive 1,151 shares on the satisfaction of vesting criteria. Dr. Rubenstein, as Lead Director, received an award providing the right to receive 1,208 shares and Mr. Bender, as Chairman of the Board, received an award providing the right to receive 1,266 shares.

At October 31, 2018, each Non-Employee Director also had the following stock options outstanding from awards in prior years:

Name	Outstanding Stock Options
A. Thomas Bender	14,950
Allan E. Rubenstein, M.D.	-
Colleen E. Jay	1,766
Michael H. Kalkstein	26,591
William A. Kozy	1,766
Jody S. Lindell	34,091
Gary S. Petersmeyer	5,864
Stanley Zinberg, M.D.	20,091

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PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws require that we have a minimum of six and maximum of eleven directors serving on the Board. The Board sets the size of the board annually prior to the Annual Meeting and has fixed the number of directors to be elected at the 2019 Annual Meeting at nine.

The names of the nominees presented for election as directors are listed below, along with information regarding when they joined the Board, their present principal occupation, recent business experience, and their service on other companies’ boards of directors.

Each nominee, if elected, will serve as a director until the next Annual Meeting or until his or her successor is duly elected and qualified. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that a nominee is unable to serve, the Board may either propose an alternate nominee or elect to reduce the size of the Board. If an alternative nominee is proposed, proxies will be voted for the alternative nominee.

Dr. Stanley Zinberg has indicated his intention to retire and will not be standing for re-election at the 2019 Annual Meeting.

The Nominees

Each nominee listed below currently serves on the Board and there are no family relationships between any of the nominees, or between the nominees and any of our officers.

A. THOMAS BENDER	AGE: 79	JOINED THE BOARD: 1994

INDEPENDENT DIRECTOR; CHAIRMAN OF THE BOARD

Business Experience: Mr. Bender has served on our Board since 1994 and was elected Chairman in July 2002. He also served as our President and Chief Executive Officer from May 1995 until his retirement in October 2007. He previously served as President of CooperVision, our contact lens subsidiary, from June 1991 to December 2004. Between 1966 and June 1991, Mr. Bender held a variety of management positions at Allergan, Inc., a manufacturer of eye and skin care products, including Corporate Senior Vice President, and President and Chief Operating Officer of Herbert Laboratories, Allergan’s dermatology division.

Other Directorships and Memberships: Mr. Bender serves on the board of directors of Allegro Ophthalmics LLC, a private ophthalmic company focused on pharmaceutical treatment of eye disease. Mr. Bender currently serves on the compensation and audit committees at Allegro. He also serves on the board of Mission Hospital Foundation in Mission Viejo, CA.

Qualifications to Serve: Mr. Bender served as our CEO for 13 years, providing him with unique understanding of our operations and business, which is valuable to the Board, and his 15-year tenure as Chairman of the Board has provided leadership continuity and stability to our Company. In addition to his history with the Company, Mr. Bender has over 50 years of experience in the pharmaceutical industry, providing him with a strong background and knowledge that assists the Board in analysis of our peer companies, markets, and industry. Additionally, Mr. Bender has served on the boards of other public and private medical device companies, including service as chairman of the compensation and organization committees for several medical device companies, allowing him to gain insight and perspective regarding business and regulatory issues facing our industry. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Bender for re-election to the Board.

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COLLEEN E. JAY	AGE: 56	JOINED THE BOARD: 2016

INDEPENDENT DIRECTOR

Business Experience: Ms. Jay served as a Global Division President for Procter and Gamble as a member of the Top 30 Global Executive Committee until her retirement in October 2017. Her most recent operational assignment was President, Global Beauty Specialty Business at Procter & Gamble from 2015 where she was responsible for the Wella Professional Salon, Cosmetics, Retail Hair Color, and Fragrance businesses, and the successful divestiture of them. Prior to taking leadership of the Beauty Specialty Business, Ms. Jay led the Global Retail Hair Care and Color division of Procter & Gamble from 2012 to 2015 and the Global Female Beauty division from 2010 to 2012. She also served as Vice President & General Manager, Greater China Feminine Care, Personal Cleansing, Oral Care & Entire China Marketing Function, based in Guangzhou, China, from 2006 to 2009, where she was responsible for businesses with a combined value of over $1 Billion. She has worked in various positions with Procter & Gamble since July 1985 and has led operational units in the United States, Canada, China, and Switzerland (including leading global businesses) during the course of her career. Ms. Jay also volunteers at Catalyst, Inc., a non-profit organization dedicated to improving workplace inclusion for women.

Other Directorships and Memberships: Ms. Jay serves on the board of Treasury Wine Estates (ASX:TWE), a publicly traded company making and selling wine for the global market.

Qualifications to Serve: Ms. Jay has almost 35 years of experience within the consumer goods industry, including over 15 years of experience as a senior executive. She has first-hand experience with leading international business operations, including direct responsibility for operations in China and Europe, giving her a strong background in international business, including sales and marketing, regulatory challenges, and cultural differences in various markets. She brings a global perspective to the Board that assists with understanding and analyzing our market and global expansion. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Ms. Jay for re-election to the Board.

MICHAEL H. KALKSTEIN	AGE: 76	JOINED THE BOARD: 1992

INDEPENDENT DIRECTOR

Business Experience: Mr. Kalkstein was a partner at Dechert LLP, an international law firm, from June 2003 through June 2007, and was Co-chair of the firm’s Intellectual Property Practice Group. He also served as the Managing Partner of Dechert’s Palo Alto office from June 2003 through December 2005. He retired from active practice in June 2007 and continues to be “Of Counsel” to Dechert at its Mountain View, CA office. Previously, from September 1999 through May 2003, he was a partner at Oppenheimer, Wolff & Donnelly, LLP, an international law firm, and a member of its Policy and Technologies Committees.

Other Directorships and Memberships: Mr. Kalkstein currently serves as a director on the board of the Merola Opera Program, a non-profit arts organization affiliated with the San Francisco Opera, and sits on its finance and governance committees and on San Francisco Opera’s Medallion Society committee. He also serves as Bailli of the Hillsborough Bailliage of the Chalne des Rôtisseurs, a non-profit food and wine organization. Previously he served as a member of the Board of Trustees of Opera San Jose from 1984 to October 2010, serving as its President from 1992 to 1994. He was a member of the Alliance of CEOs from 2001 to June 2007 and was a member of the board of directors of the Law Foundation of Silicon Valley from 2002 to June 2007. Until January 2007, he also served as a director of the Northern California Chapter of the National Association of Corporate Directors.

Qualifications to Serve: As a licensed attorney with experience in intellectual property law, Mr. Kalkstein brings the Board insight and perspective on legal issues that face our business and industry. Mr. Kalkstein also brings

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management experience, having served as a managing partner for a key office of an international law firm. His continued connections with the legal community, as well as his involvement with groups such as the Alliance of CEOs and National Association of Corporate Directors, and participation in NYSE/Euronext Corporate Board Member programs, provides the Board with insight into current issues facing both business executives and independent board members. Additionally, through his long-term service on our Board, Mr. Kalkstein has gained a good working knowledge and understanding of our business which provides efficiency and continuity for our Board. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Kalkstein for re-election to the Board.

WILLIAM A. KOZY	AGE: 67	JOINED THE BOARD: 2016

INDEPENDENT DIRECTOR

Business Experience: Mr. Kozy served as the Chief Operating Officer of Becton Dickinson (NYSE: BDX) from 2012 until his retirement in 2016, and as its Executive Vice President from 2006 until 2016. He also served as a member of the corporate Leadership Team for Becton Dickinson and in various executive roles since 1988, including Senior Vice President of Company Operations from 1998 until 2002, President of BD Diagnostics from 2002 through 2006, President of the BD Biosciences segment from 2006 to 2009 and head of BD Medical from 2009 through 2011.

Other Directorships and mentorships: Mr. Kozy is a member of the board of directors of LivaNova PLC (NASDAQ:LIVN), a publicly traded medical device company focused on neurological and cardiovascular medicine. He also serves on the nominating and corporate governance committee. He also serves as a senior advisor to McKinsey & Company, a global management firm, with a focus on mergers and acquisitions, and he is an active benefactor and volunteer for the Karen Ann Quinlan Hospice organization and the Immokalee Child Care Center (Naples, Florida).

Qualification to serve: Mr. Kozy has over 40 years of experience in the medical technology industry. Prior to serving as Chief Operating Officer for Becton Dickinson, key business worldwide leadership assignments included responsibilities for the Biosciences, Diagnostic, and Medical segments of the company. He is the only leader in Becton Dickinson history to have led all three segments of the company in his career. He also brings corporate experience leadership from Becton Dickinson in other areas: innovation systems, company manufacturing, and Becton Dickinson’s first ERP implementation. Overall, Mr. Kozy brings depth of general management experience in business strategy, operations, and financial performance to this role. Additionally, he has significant experience in merger and acquisition activity, with integration as an area of executive focus. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Kozy for re-election to the Board.

JODY S. LINDELL	AGE: 67	JOINED THE BOARD: 2006

INDEPENDENT DIRECTOR; AUDIT COMMITTEE FINANCIAL EXPERT

Business Experience: Ms. Lindell is President and Chief Executive Officer of S.G. Management, Inc., an asset management company she has headed since 2000. Until May 2000, Ms. Lindell was a partner with KPMG LLP where she served as Partner-In-Charge of the Industrial Markets and Healthcare and Life Sciences practices for the Western Area. Ms. Lindell is also a Certified Public Accountant (inactive).

Other Directorships and Memberships: Through September 2007, she served as a director and on the audit and director’s loan committees for First Republic Bank, a publicly traded financial institution. First Republic Bank

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was acquired in 2007, underwent a management led buyout in mid-2010 and again became publicly traded (NYSE: FRC) in December 2010. Ms. Lindell continued to serve as a director for First Republic Bank through May 2017.

Qualifications to Serve: Ms. Lindell’s experience as a partner with KPMG and her accounting background bring valuable knowledge of finance and accounting regulations to our Board and Audit Committee. She is qualified as an Audit Committee Financial Expert under the SEC rules, and has experience with the review and analysis of financial statements and operational risk, both through her accounting background and her experience with public company audit committees. Ms. Lindell has also gained a good working knowledge and understanding of our business and operations during her term of service on the Board, which provides efficiency and continuity. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Ms. Lindell for re-election to the Board.

GARY S. PETERSMEYER	AGE: 71	JOINED THE BOARD: 2013

INDEPENDENT DIRECTOR

Business Experience: Mr. Petersmeyer currently serves as a consultant to companies in the pharmaceutical and medical device industries. Most recently he co-founded Aesthetic Sciences Corporation in 2004 and served as the Chief Executive Officer and Chairman until December 2010. Prior to that he served as President and Chief Operating Officer of Pherin Pharmaceuticals, Inc. from 2000 to 2001 and as President and Chief Operating Officer of Collagen Corporation, Inc. from 1995 to 1997 and as Chief Executive Officer from 1997 to 1999. From 1976 to 2000 he served in various management positions for pharmaceutical and medical device companies.

Other Directorships and Memberships: Mr. Petersmeyer serves as a director and member of the compensation and audit committees of Omnicell, Inc. (NASDAQ: OMCL). He also served as director and chairman of the board of Cardica, Inc. (NASDAQ: CRDC) through November 2015. He has previously served on the boards of Visx Incorporated and Roxro Pharmaceuticals prior to their acquisitions. He also serves as chairman of the board for Positive Coaching Alliance, a non-profit organization dedicated to improving youth sports.

Qualifications to Serve: Mr. Petersmeyer has served as the CEO or President of four companies in the medical device and pharmaceuticals industry and has over 35 years of industry experience in leadership positions. He has extensive knowledge and experience in global markets, including the United States, Asia, and Europe. His expertise includes financial, research and regulatory strategy, and business development with an emphasis on growth, new product lines, and leadership development. He has extensive experience as a director and has experience with service on a compensation committee. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Petersmeyer for re-election to the Board.

ALLAN E. RUBENSTEIN, M.D.	AGE: 74	JOINED THE BOARD: 1992

INDEPENDENT DIRECTOR; VICE CHAIRMAN AND LEAD DIRECTOR

Business Experience: Dr. Rubenstein has served as our Vice Chairman and Lead Director since July 2002, and previously served as Chairman of the Board from July 1994 through July 2002. He served as Acting Chairman of the Board from April 1993 through June 1994. He is also Clinical Professor of Neurology and Pediatrics at New York University Langone Medical Center. Formerly, he was Chief Executive Officer of NexGenix Pharmaceuticals in NYC from 2003 to 2011.

Other Directorships and Memberships: He currently serves as chairman of the scientific advisory board for Plex Pharmaceuticals since September 2017. He is also a trustee of the Connecticut River Museum in Essex,

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Connecticut. Previously, he served as a director of BioClinica (NASDAQ: BIOC), a specialty clinical trials company, from 2000 to 2003. He is also Medical Director Emeritus of the Children’s Tumor Foundation and a consultant to the National Institutes of Health, the U.S. Food and Drug Administration and the U.S. Department of Defense, where he served as Chair of the Army Neurofibromatosis Research Program Integration Panel in 2001.

Qualifications to Serve: As a leading academic scientist and clinician, Dr. Rubenstein provides valuable insight into human physiology and medical practices and techniques that aid the Board in making determinations regarding new technologies to develop or acquire. He also brings experience with clinical trials and a knowledge and understanding of the development of medical devices to his service. His experience as the head of a medical technology company provides perspective on operations of a medical device company. Additionally, through his long-term service on our Board, Dr. Rubenstein has gained a good working knowledge and understanding of our business and operations, which provides efficiency and continuity. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Dr. Rubenstein for re-election to the Board.

ROBERT S. WEISS	AGE: 72	JOINED THE BOARD: 1996

NON-INDEPENDENT DIRECTOR; FORMER CHIEF EXECUTIVE OFFICER

Business Experience: Mr. Weiss served as our President from March 2008 and as our Chief Executive Officer from November 2007. He also served as President of CooperVision, our contact lens subsidiary, from March 2007 to February 2008. He previously served as our Chief Operating Officer from January 2005 to October 2007 and as Executive Vice President from October 1995 to October 2007. He served as our Chief Financial Officer from September 1989 to January 2005. He served as our Treasurer from 1989 to March 2002. Since joining us in 1977, he has held a number of finance positions both with us and Cooper Laboratories, Inc. (our former parent).

Other Directorships and Memberships: Mr. Weiss is also a director of Accuray Incorporated (Nasdaq: ARAY), a company that develops, manufactures, and sells precise, innovative tumor treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. He serves on its nominating and governance committee and on its audit committee. He is also a member of the Board of Trustees of the University of Scranton in Pennsylvania and serves on its finance, advancement, and audit committees.

Qualifications to Serve: As our former Chief Executive Officer and with over 40 years of experience with Cooper, Mr. Weiss provides the benefit of personal perspective on our business, awareness of our peers and our industry, and an understanding of the strategic goals for our Company that is important to the Board in making decisions regarding the direction of our business. He provides leadership, extensive knowledge of our Company, and business, operating, and policy experience to our Board. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. Weiss for re-election to the Board.

ALBERT G. WHITE III	AGE: 49	JOINED THE BOARD: 2018

PRESIDENT & CHIEF EXECUTIVE OFFICER; DIRECTOR

Mr. White has served as President & Chief Executive Officer, and as a member of our Board of Directors, since May 2018. Previously, he served as Chief Financial Officer from November 2016 until his appointment as CEO and he also served as Executive Vice President and Chief Strategy Officer, positions he held from December 2015 and July 2011, respectively. From August 2015 to May 2018, Mr. White also directed our women’s

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healthcare business and served as Chief Executive Officer of Cooper Medical, Inc., the parent company to CooperSurgical, Inc. Previously, he served as Vice President, Investor Relations from November 2007 through March 2013 and as Vice President and Treasurer from April 2006 through December 2012. Prior to joining the Company, Mr. White was a Director with KeyBanc Capital Markets for three years and held a number of leadership positions within KeyBank National Association over the prior eight years.

Other Directorships and Memberships: Mr. White does not hold any external directorships.

Qualifications to Serve: As our current Chief Executive Officer, Mr. White provides the Board with a direct connection to senior management and the benefit of management’s perspective on our business and immediate strategic goals. He provides leadership, extensive knowledge of our Company, and insight on the day to day operation of the business. The Corporate Governance and Nominating Committee considers these factors important to their decision to recommend Mr. White for re-election to the Board.

The Board of Directors unanimously recommends that you vote FOR each of the nominees for director presented above.

Nominees for director will be elected by a majority of the votes cast in person or by proxy at the Annual Meeting. The number of votes cast FOR a nominee must exceed the number of votes cast AGAINST. Abstentions and broker non-votes will not be counted as votes cast either for or against the nominee and therefore will not affect the outcome of the director elections.

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PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending October 31, 2019. This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects our independent auditor for the following fiscal year.

KPMG LLP has served as our independent registered public accounting firm since our incorporation in 1980, and one or more representatives of KPMG LLP will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board of Directors unanimously recommends that you vote FOR the ratification of KPMG LLP as our independent registered public accounting firm.

The proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

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PROPOSAL 3 – APPROVAL OF THE 2019 EMPLOYEE STOCK PURCHASE PLAN

Overview

The Company is seeking to have stockholders approve The Cooper Companies, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”), described below. The ESPP was adopted by our Board on December 11, 2018 and would become effective following stockholders approval at the 2019 Annual Meeting.

The ESPP would initially authorize the issuance of 1,000,000 shares of common stock, which represents approximately 2% of our outstanding shares of common stock as of January 22, 2019. The maximum aggregate number of shares of our common stock issuable under the ESPP per three month Offering Period will be 50,000.

Purpose

The purposes of the ESPP are (i) to assist eligible employees in acquiring a stock ownership interest in the Company pursuant to a plan intended, for those eligible employees subject to U.S. federal income tax, to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code, and (ii) to help eligible employees provide for their future security and to encourage them to remain in the employment of the Company and its designated subsidiaries. The ESPP gives our employees an opportunity to purchase shares of our common stock at a discounted price. We believe that our stockholders will benefit from an increased interest from our designated employees in our success.

We believe that the ESPP is a powerful incentive and retention tool that will benefit both our employees and all of our stockholders. Specifically, we believe the ESPP will enable us to: (i) provide eligible employees with a convenient means of acquiring an equity interest in us through payroll deductions, (ii) enhance such employees’ sense of participation in our affairs, and (iii) provide an incentive for continued employment. The ESPP will also align the interests of employees with those of our stockholders through increased stock ownership.

Summary of the ESPP

This section summarizes certain principal features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP. Stockholders are urged to read the actual text of the ESPP in its entirety which is set forth in Exhibit A to this proxy statement.

Shares Available; Administration

A total of 1,000,000 shares of common stock are initially reserved for issuance under the ESPP. We intend to register such shares on a Registration Statement on Form S-8.

The Organization and Compensation Committee (the “Committee”) (or its delegate) is designated as the Administrator of the ESPP (the “Administrator”) and has the authority to interpret the terms of the ESPP and determine eligibility of participants. No purchase rights granted under the ESPP, and no shares of our common stock, will be issued under the ESPP until the ESPP has been approved by our stockholders.

Eligibility

Under the ESPP, employees are eligible to participate in the ESPP if they are customarily employed by us or a designated subsidiary at least twenty (20) hours per week and five months or more in any calendar year. As of December 31, 2018, we had approximately 10,500 employees who would have been eligible to participate in the ESPP had the ESPP been in effect and the subsidiaries for whom such employees worked been designated as designated subsidiaries under the ESPP. We currently anticipate designating all subsidiaries of the Company, globally, as designated subsidiaries under the ESPP subject to phased expansion.

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An employee may not be granted rights to purchase shares of our common stock under our ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock.

Offering Periods, Payroll Deductions and Purchase Dates

The Company will offer shares of common stock under the ESPP during one or more offering periods. The length of the offering periods under the ESPP will be determined by the Administrator and may be up to 27 months long. Initially, the Company intends to have offering periods of three (3) months in length.

Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The ESPP permits participants to purchase shares of our common stock through payroll deductions of between 1% and 15% of their eligible compensation (subject to any lower limit specified by the Administrator), which includes a participant’s gross base compensation for services to us, and/or sales commissions, but does not include incentive compensation, bonuses, expense reimbursements, fringe benefits or other special payments. The Administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis for each offering period, establish a different definition of compensation. Also, the Administrator has the discretion to adopt a different definition of compensation with respect to participants on non-U.S. payrolls.

The purchase dates will be the final trading day in each offering period. Offering periods under the ESPP will commence when determined by the Administrator. The Administrator may, in its discretion, modify the terms of future offering periods.

Limits

In connection with each offering period, the Administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis, specify:

(i) a maximum number of shares of common stock that may be purchased by any individual participant on any purchase date during such offering period, which, in the absence of a contrary specification by the Administrator, will be 500 shares of common stock for offering periods of three (3) months; and

(ii) a maximum aggregate number of shares of common stock that may be purchased by all participants on any purchase date during an offering period, which, in the absence of a contrary specification by the Administrator, will be 50,000 shares of common stock for offering periods of three (3) months.

In no event will any employee be permitted to accrue the right to purchase stock under the ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of common stock as of the first day of the offering period).

By its terms, the ESPP provides the Administrator some flexibility with respect to certain aspects of the operation of the ESPP, such as (a) the limit on the number of shares of common stock that may be purchased by a single participant during the offering period and (b) the limit on the aggregate number of shares of common stock that may be purchased by all participants on single purchase date or a single offering period. This flexibility allows the Administrator to be able to adapt and adjust to our future compensation objectives.

Purchase Price; Stock Purchases

On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will expire at the end of the applicable offering period and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period. The purchase price of the shares will be designated by the Administrator prior to the start of an offering period and will not be less than 85% of the fair market value of our common stock on the last trading day of the offering period.

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Participant Withdrawal or Termination

Participants may voluntarily end their participation in the ESPP at any time by providing the Company with written notice at least 30 calendar days prior to the end of the applicable offering period, or such shorter period as determined by the Administrator, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. A participant’s withdrawal from an offering period will not affect his or her ability to participate in subsequent offering periods or other Company plans. Participation ends automatically upon a participant’s termination of employment. A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

Changes in Capital Stock; Change in Control

In the event of certain changes in the capital stock of the Company or a change in control, the Administrator may, in order to prevent dilution or enlargement of the benefits intended to be made available under the ESPP, make equitable adjustments by providing for (a) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (b) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (c) the adjustment in the number and type of shares of common stock subject to outstanding rights, (d) the use of participants’ accumulated payroll deductions to purchase common stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods, or (e) the termination of all outstanding rights.

Non-U.S. Employees and Sub-Plans

The ESPP is generally intended to provide eligible employees of the Company and its designated subsidiaries with the opportunity to participate in the ESPP in a manner that is intended to qualify under Section 423 of the Internal Revenue Code. However, the ESPP also authorizes the establishment of rules, procedures, agreements, appendices, or sub-plans to the ESPP to facilitate participation in the ESPP by eligible employees of certain subsidiaries in particular locations outside the United States in a manner that does not comply with Section 423.

The Administrator may adopt such rules, procedures, agreements, appendices, or sub-plans relating to the operation and administration of the ESPP to accommodate local laws, customs, and procedures for jurisdictions outside of the United States, the terms of which may take precedence over provisions of the ESPP, other than with respect to the number of securities subject to the ESPP.

Amendment of the ESPP

The Administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval of any amendment to the ESPP must be obtained for any amendment which increases the aggregate number, or changes the type, of shares that may be sold pursuant to rights under the ESPP, changes in the corporations or classes of corporations whose employees are eligible to participate in the ESPP, or changes in the ESPP in any manner that would cause the ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Internal Revenue Code.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences to an employee who participates in the ESPP. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary also assumes that the ESPP complies with Section 423 of the Internal Revenue Code and is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described

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below. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a participant should rely on the advice of his or her legal and tax advisors.

The right of U.S. participants to make purchases under the ESPP are intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under the applicable Internal Revenue Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the designated employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Non-U.S. Income Tax Consequences

The Company may also grant options under Sub-Plans of the ESPP to employees outside the U.S. The specific terms of such Sub-Plans are not yet known; accordingly, it is not possible to discuss with certainty the relevant tax consequences of these plans. These plans will be sub-plans of the ESPP that are generally not intended to qualify under the provisions of Sections 421 and 423 of the Code. Therefore, it is likely that at the time of the exercise of an option under such a plan, a non-U.S. employee subject to income tax would recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise and the purchase price, to the extent that the employing entity is consolidated with the Company for U.S. tax purposes, then the Company would be able to claim a tax deduction equal to this difference. To the extent that the employee is subject to U.S. tax withholding, then the Company would be required to withhold employment taxes and income tax at the time of the purchase.

Accounting Treatment

The Company will recognize compensation expense in connection with options outstanding under the ESPP in accordance with accounting authority with respect to stock-based compensation. So long as the Company continues issuing shares under the ESPP with a purchase price at a discount to the fair market value of its stock, it will recognize compensation expense which will be dependent on the level of participation in the ESPP.

New Plan Benefits

Because the ESPP is a new plan no amounts have been allocated to any specific employee and it is not possible to predict what employees would have elected to purchase under the plan if it had been in effect in prior years. The number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual

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number of shares that may be purchased by any individual cannot be determined in advance. However, the maximum dollar value of shares that may be purchased in any one calendar year by any individual is $25,000. Non-executive directors are not eligible to participate in the ESPP. No shares of common stock have been issued under the ESPP as it is not yet effective.

Equity Compensation Plan Information Table

Plan category	No. of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	No. of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (A))
	(A)	(B)	(C)
Equity compensation plans approved by stockholders (2)	1,692,007	$160.31	1,572,390
Equity compensation plans not approved by stockholders	-	$-	-
Total	1,692,007	$160.31	1,572,390

(1)

The amount of total securities to be issued under Company equity plans upon exercise of outstanding options, warrants, and rights shown in Column A includes 487,314 Restricted Stock Units granted pursuant to the Company’s equity plans. These awards allow for the distribution of shares to the grant recipient upon the completion of time-based vesting periods. The total also includes 117,695 shares representing the maximum number of shares that may be issued subject to Performance Share Awards outstanding as of the end of the fiscal year. Restricted Stock Units and Performance Share Awards do not have an associated exercise price. Accordingly, these awards are not reflected in the weighted-average exercise price disclosed in Column B.

(2)

Includes information with respect to the Third Amended and Restated 2007 Long-Term Incentive Plan for Employees of the Cooper Companies, Inc. (“2007 Plan”), which was approved by stockholders on March 17, 2016, and provides for the issuance of up to 6,930,000 shares of Common Stock, and the Second Amended and Restated 2006 Long Term Incentive Plan for Non-Employee Directors of the Cooper Companies, Inc. (the “Directors’ Plan”), which was approved by stockholders on March 16, 2011 and provides for the issuance of up to 950,000 shares of Common Stock. As of October 31, 2017, up to 1,441,896 shares of Common Stock may be issued pursuant to the 2007 Plan and 130,494 shares of Common Stock may be issued pursuant to the 2006 Directors’ Plan.

The Board of Directors unanimously recommends that you vote FOR the approval of the 2019 Employee Stock Purchase Plan.

The proposal to approve the 2019 Employee Stock Purchase Plan requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

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PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting stockholder approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in the Compensation Discussion and Analysis beginning on page 20 and the compensation tables and associated narrative disclosure included in the discussion of executive compensation beginning on page 37.

Our executive compensation program has been designed to retain and incentivize a talented, motivated, and focused executive team by providing compensation that is competitive within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage executive focus on both short-term and long-term goals as a company without encouraging inappropriate risks to achieve performance.

We were pleased to receive a favorable vote for our compensation practices at both our 2017 and 2018 Annual Meetings, with over 90% of the votes cast by our stockholders on our Say-on-Pay proposals voted in favor of the compensation of the Named Executive Officers each year. We consider these results to affirm stockholder support for our executive compensation practices and we continue to take steps to maintain alignment between executive pay and Company performance.

Highlights of our executive compensation program include:

•	A mixture of base salary and incentive compensation that makes a significant portion of executive compensation dependent on our performance as a company;
•

Checks and balances within our compensation packages to balance both short-term and long-term goals, encouraging our executives to focus on the health of the company both during the immediate fiscal year and for the future;

•	Compensation on termination of employment, other than resulting from a change in control, is limited for most executives to the standard severance policies used for all employees; and
•	Clawback provisions in our short-term incentive compensation program.

As an advisory vote, this proposal is not binding upon us as a Company. However, our Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders as expressed through your vote on this proposal. The Compensation Committee will consider the outcome of this vote in making future compensation decisions for our Named Executive Officers.

Accordingly, we will present the following resolution for vote at the 2019 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of The Cooper Companies, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure as set forth in our Proxy Statement.”

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of our executive compensation program as presented in this Proxy Statement.

The proposal to approve our executive compensation program, on an advisory basis, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

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OTHER MATTERS

The Board knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

RECOMMENDATIONS

The Board unanimously recommends that the stockholders vote:

•	FOR the election of each of the nominees for director named in this Proxy Statement;
•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2019;
•	FOR the approval of the 2019 Employee Stock Purchase Plan; and
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this Proxy Statement.

When a properly executed proxy in the form enclosed with this Proxy Statement is returned, the shares will be voted as indicated or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board.

By Order of the Board of Directors

A. Thomas Bender
Chairman of the Board of Directors

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EXHIBIT A – 2019 EMPLOYEE STOCK PURCHASE PLAN

1.    Purposes of the Plan

The purposes of this The Cooper Companies, Inc. 2019 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) are to assist Eligible Employees of The Cooper Companies, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended, for Eligible Employees subject to U.S. federal income tax, to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code (a “Qualified ESPP”), and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    Definitions and Construction

Wherever the following terms are used in the Plan, they will have the meanings specified below, unless the context clearly indicates otherwise.

(a)	“Administrator” means the Organization and Compensation Committee of the Board or any of its delegates, including committees, administering the Plan, in accordance with Section 11 of the Plan.

(b)	“Affiliate” means any corporation, partnership, joint venture or other entity in which the Company holds an equity, profit or voting interest of more than fifty percent (50%).

(c)

“Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Change in Control” means the occurrence of any of the following events:

(i)

The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of Board members (“Voting Stock”) of the Company;

(ii)

Consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company and (B) no Person beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination; or

(iii)	The Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.

(f)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

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(g)	“Common Stock” means the common stock of the Company and such other securities of the Company that may be substituted therefore pursuant to Section 8.

(h)	“Company” means The Cooper Companies, Inc., a Delaware corporation, or any successor.

(i)

“Compensation” of an Eligible Employee means the gross base compensation and/or sales commissions received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, but excluding overtime payments, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments. The Administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis for each Offering, establish a different definition of Compensation. Further, the Administrator shall have the discretion to determine the application of this definition to Participants on payrolls outside of the United States.

(j)	“Designated Subsidiary” means any Subsidiary designated by the Administrator as participating in the Plan in accordance with Section 11(c)(ii).

(k)

“Effective Date” means the date the Plan is adopted by the Board; provided, however, that no Employee will have any rights under the Plan before the first Offering Period, which will be determined by the Administrator in its sole discretion.

(l)

“Eligible Employee” means an Employee (i) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code) and (ii) whose customary employment is for at least twenty (20) hours per week and five (5) months or more in any calendar year. For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership will apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options will be treated as stock owned by the Employee; provided, however, that the Administrator may determine in its discretion that an Employee will not be eligible to participate in an Offering if: (x) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; and/or (y) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two (2) years); and/or (z) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (x), (y), or (z) will be applied in an identical manner to all Participants of each Offering in accordance with Treasury Regulation Section 1.423-2(e). In the case of individuals who perform services for the Company or a Designated Subsidiary in jurisdictions in which local law prohibits the Company from discriminating in its granting of benefits on the basis of number of hours worked, the determination of who is an Eligible Employee will be made without regard to the number of hours worked.

(m)

“Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” does not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the first day immediately following such three (3) month period, unless provided otherwise under Applicable Law. For purposes of clarity, the term “Employee” will not include the following, regardless of any subsequent reclassification as an employee by

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the Company or a Designated Subsidiary, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Subsidiary under a purchase order, a supplier agreement or any other agreement that the Company or a Designated Subsidiary enters into for services; (iv) any individual classified by the Company or a Designated Subsidiary as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; and (vi) any leased employee. The Administrator will have exclusive discretion to determine whether an individual is an Employee for purposes of the Plan.

(n)	“Enrollment Date” means the first Trading Day of each Offering Period.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)

“Fair Market Value” means the value of a Share on a particular date determined by such methods or procedures as may be established by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of Common Stock as of any date is the closing price for the Common Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date for which a closing price was reported.

(q)	“Offering” has the meaning given to such term in Section 4(a).

(r)	“Offering Document” has the meaning given to such term in Section 4(a).

(s)	“Offering Period” has the meaning given to such term in Section 4(a).

(t)

“Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(u)	“Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

(v)	“Plan” means this The Cooper Companies, Inc. 2019 Employee Stock Purchase Plan, as it may be amended from time to time.

(w)	“Purchase Date” means the last Trading Day of each Offering Period.

(x)

“Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price will not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document will be eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date; provided, further, that the Purchase Price may be adjusted by the Administrator without shareholder approval to any purchase price that complies with Section 423 of the Code, including pursuant to Section 8(a), and will not be less than the par value of a Share.

(y)	“Qualified ESPP” has the meaning given to such term in Section 1.

(z)	“Securities Act” means the Securities Act of 1933, as amended.

(aa) “Share” means a share of Common Stock.

(bb)

“Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (i) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason

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of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (ii) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

(cc)	“Trading Day” means a day on which national stock exchanges in the United States are open for trading.

3.    Shares Subject to the Plan

(a)

Number of Shares. Subject to Section 8, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan is One Million (1,000,000) Shares. If any right granted under the Plan terminates for any reason without having been exercised, the Common Stock not purchased under such right will again become available for issuance under the Plan.

(b)

Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock, or Common Stock purchased on the open market.

4.    Offering Periods; Offering Documents

(a)

Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Common Stock under the Plan to Eligible Employees (an “Offering”) during one (1) or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period will be set forth in an “Offering Document” adopted by the Administrator, which Offering Document will be in such form and will contain such terms and conditions as the Administrator will deem appropriate and will be incorporated by reference into and made part of the Plan and will be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

(b)	Offering Documents. Each Offering Document with respect to an Offering Period will specify (through incorporation of the provisions of this Plan by reference or otherwise):

(i)	The length of the Offering Period, which period will not exceed twenty-seven (27) months;

(ii)	The maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, to be determined by the Administrator as set forth in Section 5(e); and

(iii)	Such other provisions as the Administrator determines are appropriate, subject to the Plan.

5.    Eligibility and Participation

(a)

Eligibility. Any Eligible Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period is eligible to participate in the Plan during such Offering Period, subject to the requirements of this Section 5 and the limitations imposed by Section 423(b) of the Code.

(b)	Enrollment in Plan:

(i)

Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(ii)

Each subscription agreement will designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee as payroll deductions may not be less than one percent (1%) and may not be more than fifteen percent (15%), or such lower limit as may be set by the Administrator for the Offering Period. The payroll deductions made for each Participant will be credited to an account for such Participant under the Plan and will be deposited with the general funds of the Company, unless required otherwise under Applicable Law.

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(iii)

A Participant may increase (but not decrease) the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5(b), prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides, or may suspend his or her payroll deductions. A Participant may not decrease the percentage of Compensation designated in his or her subscription agreement; such Participant may only suspend deductions or withdraw from such Offering Period in accordance with Section 7(a). Any increase or suspension of payroll deductions will become effective as soon as reasonably practicable after the Company’s receipt of the Participant’s new subscription agreement and, to the extent possible, within the Offering Period with respect to which it is requested by the Participant. In the event a Participant suspends his or her payroll deductions, the balance of the amount credited to the account of such Participant will be applied to the purchase of Shares on the next following Purchase Date. The balance of the amount credited to the account of any Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5(e) or the other limitations set forth in this Plan will be paid to such Participant in one lump sum in cash as soon as reasonably practicable.

(iv)

Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period, unless required otherwise under Applicable Law.

(c)

Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant will commence on the first payroll following the Enrollment Date and will end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Section 7 or suspended by the Participant or the Administrator as provided in Section 5(b) and Section 5(e), respectively.

(d)

Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 7 or otherwise becomes ineligible to participate in the Plan.

(e)	Limitation on Purchase of Common Stock. In connection with each Offering Period, the Administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis, specify:

(i)

A maximum number of Shares that may be purchased by any Participant on any Purchase Date during such Offering Period, which, in the absence of a lower specification by the Administrator, will be five hundred (500) Shares (subject to adjustment under Section 8) for Offering Periods of three (3) months; and

(ii)

A maximum aggregate number of Shares that may be purchased by all Participants on any Purchase Date during an Offering Period, which, in the absence of a lower specification by the Administrator, will be Fifty Thousand (50,000) Shares (subject to adjustment under Section 8) for Offering Periods of three (3) months.

If the aggregate number of Shares issuable upon exercise of purchase rights during the Offering Period would exceed any such maximum aggregate number, then, in the absence of any Administrator action otherwise, the maximum aggregate number of Shares will be allocated on a pro rata basis according to each Participant’s accumulated payroll deduction (rounded down to the nearest whole Share). An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds twenty five thousand dollars (US$25,000) of the Fair Market Value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation will be applied in accordance with Section 423(b)(8) of the Code.

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(f)

Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5(e) or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5(e) or the other limitations set forth in this Plan will be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

(g)

Foreign Employees. Subject to Section 12, the terms of which shall control, in order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. For an Offering, such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

(h)

Leave of Absence. If a Participant ceases active service by reason of a leave of absence, then the Participant shall have the election, exercisable up until no later than thirty (30) calendar days prior to the end of the Offering Period (or by such later date prior to the end of the Offering Period as the Administrator determines in its sole discretion) in which such leave of absence commences (or, if earlier, the date immediately preceding the date on which the Participant ceases to be an Eligible Employee), to (i) withdraw all the funds in the Participant’s account at the commencement of such leave or (ii) have such funds held for the purchase of Shares at the end of such Offering Period. If no such election is made, then such funds shall automatically be held for the purchase of Shares at the end of such Offering Period. In no event, however, shall any further payroll deductions be added to the Participant’s account following the commencement of such leave of absence, unless otherwise required by Applicable Law. Should the Participant return to active service (x) within three (3) months following the commencement of his or her leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, then his or her payroll deductions under the Plan shall automatically resume upon his or her return at the rate in effect at the time the leave began, and if a new Offering Period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for him or her at the time the leave commenced, but payroll deductions for that Offering Period shall not actually begin until the Participant returns to active service, unless otherwise required by Applicable Law. However, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent Offering Period in which he or she wishes to participate.

6.        Grant and Exercise of Rights

(a)

Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted a right to purchase the maximum number of Shares specified under Section 4(b), subject to the limits in Section 5(e), and will have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole and fractional Shares as is determined by dividing (A) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (B) the applicable Purchase

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Price. The right will expire on the earlier of: (x) the last Purchase Date of the Offering Period, (y) the last day of the Offering Period and (z) the date on which the Participant withdraws in accordance with Section 7(a) or Section 7(c).

(b)

On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole and fractional Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

(c)

Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (i) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Section 6 on such Purchase Date, and will either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Section 9. The Administrator may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares will be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

(d)

Withholding. The Participant must make adequate provision for any federal, state, or other tax withholding obligations that arise in connection with the Participant’s participation in the Plan. The Company and the Designated Subsidiaries are authorized to withhold any applicable taxes from the Participant’s compensation, from the Shares purchased under the Plan, from the proceeds of the sale of Shares purchased under the Plan or by such other means as permissible under Applicable Law.

(e)

Conditions to Issuance of Common Stock. The Company is not required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(i)	The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

(ii)

The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator will, in its absolute discretion, deem necessary or advisable;

(iii)	The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator, in its absolute discretion, determines to be necessary or advisable;

(iv)

The payment to the Company or a Designated Subsidiary of all amounts that the Company or the Designated Subsidiary is required to withhold under federal, state or local law as a result of the Participant’s participation in the Plan; and

(v)	The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

(f)

ESPP Broker. If the Administrator designates or approves a stock brokerage or other financial services firm (the “ESPP Broker”) to hold shares purchased under the Plan for the accounts of Participants, the following procedures will apply. Promptly following each Purchase Date, the number of shares of Common Stock

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purchased by each Participant will be deposited into an account established in the Participant’s name with the ESPP Broker. Each Participant will be the beneficial owner of the Common Stock purchased under the Plan and will have all rights of beneficial ownership in such Common Stock. A Participant will be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Common Stock purchased under the Plan must remain in the Participant’s account at the ESPP Broker. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a Participant’s account shall be credited to such account.

7.        Withdrawal; Cessation of Eligibility

(a)

Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than thirty (30) calendar days prior to the end of the Offering Period, or by such later date prior to the end of the Offering Period as the Administrator determines in its sole discretion. All of the Participant’s payroll deductions credited to his or her account during an Offering Period will be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of Shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement.

(b)

Future Participation. A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

(c)

Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan pursuant to this Section 7 and the payroll deductions credited to such Participant’s account during the Offering Period will be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 13(d), as soon as reasonably practicable, and such Participant’s rights for the Offering Period will automatically terminate.

8.        Adjustments Upon Changes in Stock

(a)

Changes in Capitalization. Subject to Section 8(c), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator will make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3(a) and 4(e), and the limitations established in each Offering Document pursuant to Section 4(b) on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

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(b)

Subject to Section 8(c), in the event of any transaction or event described in Section 8(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)

To provide for either (A) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (B) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(ii)

To provide that the outstanding rights under the Plan will be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)

To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(iv)

To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) will be terminated; and

(v)	To provide that all outstanding rights will terminate without being exercised.

(c)

No Adjustment Under Certain Circumstances. No adjustment or action described in this Section 8 or in any other provision of the Plan is authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code with respect to any offerings under the Plan.

(d)

No Other Rights. Except as expressly provided in the Plan, no Participant will have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

9.        Amendment, Modification and Termination

(a)

Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders will be required to amend the Plan to: (i) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3(a) (other than an adjustment as provided by Section 8); (ii) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (iii) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

(b)

Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator is entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in

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excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

(c)

Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable and permitted under Applicable Law, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)	Altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)	Shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(iii)	Allocating Shares among Participants, provided that such allocation is consistent with Section 13(f).

Such modifications or amendments will not require stockholder approval or the consent of any Participant.

(d)

Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account will be refunded as soon as practicable after such termination, without any interest thereon, unless required otherwise by Applicable Law.

10. Term of Plan

The Plan is effective as of the Effective Date. The effectiveness of the Plan is subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

11.    Administration

(a)

Administrator. Unless otherwise determined by the Board, the Administrator of the Plan will be the Organization and Compensation Committee of the Board (or another committee or subcommittee of the Board to which the Organization and Compensation Committee of the Board delegates administration of the Plan) (such committee, the “Committee”). Additionally, the Administrator may delegate the day-to-day administration of the Plan to a committee or group of management and other Employees, provided that such committee or group shall act in accordance with the terms of the Plan and within the scope of the Administrator’s delegation. Notwithstanding the forgoing, the Board may at any time vest in the Board any authority or duties for administration of the Plan.

(b)

Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the members comprising the Administrator will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, will be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other Employee, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

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(c)	Authority of Administrator. The Administrator will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)	To determine when and how rights to purchase Common Stock will be granted and the provisions of each offering of such rights (which need not be identical).

(ii)

To designate, from time to time (A) which Subsidiaries will be Designated Subsidiaries participating in the Plan, (B) which Subsidiaries will not be Designated Subsidiaries participating in the Plan, (C) which branches, representative offices or other disregarded entities of the Company or of any Designated Subsidiary may be excluded from participation in the Plan, in each case to the extent consistent with Section 423 of the Code, and (D) which Designated Subsidiaries will participate in each separate Offering (to the extent that the Company makes separate Offerings). Such designation may be made without the approval of the stockholders of the Company. To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it will deem necessary or expedient to make the Plan fully effective.

To amend, suspend or terminate the Plan as provided in Section 9.

(iii)

Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as a Qualified ESPP.

(d)

Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12. Non-U.S. Offerings

Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt such rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 3 and Section 9 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423 of the Code, any such Sub-Plan will be considered part of an Offering that is not intended to, and purchase rights granted thereunder will not be required by the terms of the Plan to, comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Compensation, (iii) the dates and duration of offering periods and purchase periods, (iv) any minimum or maximum amount of payroll deductions a Participant may make in an offering period or other specified period under the applicable Sub-Plan, (v) the method of contribution to the Plan, including by means of check, wire transfer, electronic fund transfer or such other contribution method other than payroll deductions, (vi) the establishment of bank, building society or trust accounts to hold payroll deductions or other contributions to the Plan, (vii) the payment of interest, (viii) conversion of local currency, (ix) obligations to pay payroll tax, (x) withholding procedures and (xi) handling of share issuances.

13.    Miscellaneous

(a)

Restriction upon Assignment. A right granted under the Plan will not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 13(d) hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company will not recognize and will be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

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(b)

Rights as a stockholder. With respect to Shares subject to a right granted under the Plan, a Participant will not be deemed to be a stockholder of the Company, and the Participant will not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments will be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

(c)	Interest. No interest will accrue on the payroll deductions or contributions of a Participant under the Plan, unless otherwise required by Applicable Law.

(d)	Designation of Beneficiary.

(i)

A Participant may, if permitted by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, if permitted by the Administrator, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary will not be effective without the prior written consent of the Participant’s spouse.

(ii)

Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator is appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(e)

Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(f)

Equal Rights and Privileges. Subject to Section 5(g), all Eligible Employees in each Offering will have equal rights and privileges under this Plan so that the Offering qualifies as an offering under a Qualified ESPP. Subject to Section 5(g), any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

(g)

Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions, unless required otherwise by Applicable Law.

(h)

Reports. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

(i)

No Employment Rights. Nothing in the Plan will be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

(j)

Notice of Disposition of Shares. Each Participant participating in the Plan will give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the

A-12 | Page

Plan. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

(k)

Governing Law. The Plan and any agreements hereunder will be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction

(l)

Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator will prescribe the time limits within which any such electronic form will be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

A-13 | Page

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
Meeting Date March 18, 2019

ANNUAL MEETING OF STOCKHOLDERS OF

THE COOPER COMPANIES, INC.

March 18, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Annual Report on Form 10-K

and Proxy Card are available at investor.coopercos.com/financials.cfm

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

$ Please detach along perforated line and mail in the envelope provided. $

⬛	00033333333330330000 6	031819

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1 THRU 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named herein become unable to serve, and on such other matters as may properly come before the meeting or any adjournments or postponements thereof. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.	1.	ELECTION OF NINE DIRECTORS.	FOR	AGAINST	ABSTAIN
		A. Thomas Bender	☐	☐	☐
		Colleen E. Jay	☐	☐	☐
		Michael H. Kalkstein	☐	☐	☐
		William A. Kozy	☐	☐	☐
		Jody S. Lindell	☐	☐	☐
		Gary S. Petersmeyer	☐	☐	☐
		Allan E. Rubenstein, M.D.	☐	☐	☐
		Robert S. Weiss	☐	☐	☐
		Albert G. White III	☐	☐	☐
	2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for The Cooper Companies, Inc. for the fiscal year ending October 31, 2019;	☐	☐	☐
	3.	Approve the 2019 Employee Stock Purchase Plan;	☐	☐	☐
	4.	An advisory vote on the compensation of our named executive officers as presented in the Proxy Statement; and	☐	☐	☐
	5.	Transact any other business that my properly come up before the meeting or any continuations, adjournment or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.   When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

⬛

                    ⬛

PROXY

THE COOPER COMPANIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MARCH 18, 2019

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of The Cooper Companies, Inc., a Delaware corporation, hereby appoints BRIAN G. ANDREWS, RANDAL L. GOLDEN, DANIEL G. MCBRIDE AND ALBERT G. WHITE III, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of The Cooper Companies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Cooper Companies, Inc. to be held at the offices of The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588 at 8:00 a.m., (P.D.T.), and at any continuations, adjournments or postponements thereof, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 THRU 4, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5.

(Continued and to be signed on the reverse side.)

⬛ 1.1	14475 ⬛